Exhibit 10.1

AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

DIAMONDROCK HOSPITALITY LIMITED PARTNERSHIP

Dated as of August 28, 2018

THE PARTNERSHIP INTERESTS ISSUED PURSUANT TO THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES OR “BLUE SKY” LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY OTHER APPLICABLE SECURITIES OR “BLUE SKY” LAWS, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.  SUCH PARTNERSHIP INTERESTS ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THIS AGREEMENT.

i

EXHIBITS

Exhibit A	-	Partners Contributions and Partnership Interests
Exhibit B	-	Notice of Redemption
Exhibit C	-	LTIP Units

AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

DIAMONDROCK HOSPITALITY LIMITED PARTNERSHIP

THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF DIAMONDROCK HOSPITALITY LIMITED PARTNERSHIP, dated as of August 28, 2018, is entered into by and among DiamondRock Hospitality Company, a Maryland corporation (the “Company”), as the General Partner, and the Persons whose names are set forth on Exhibit A attached hereto, as the Limited Partners, together with any other Persons who become Partners in the Partnership as provided herein.

WHEREAS, the Partnership was formed as a limited partnership under the laws of the State of Delaware pursuant to a Certificate of Limited Partnership filed on May 26, 2004;

WHEREAS, an original agreement of limited partnership (the “Original Agreement”) was entered into by the Company, as the General Partner, and DiamondRock Hospitality, LLC, a Delaware limited liability company, as the initial Limited Partner of the Partnership (the “Initial Limited Partner”), as of June 4, 2004; and

WHEREAS, pursuant to the authority reserved in Article 14 of the Original Agreement, the Original Agreement is hereby amended and restated by action of the Board of Directors of the General Partner and consent of the Limited Partner, to be effective as of the date set forth above.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE 1 - DEFINED TERMS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended, supplemented or restated from time to time, and any successor to such statute.

“Additional Funds” has the meaning set forth in Section 4.2B hereof.

“Additional Limited Partner” means a Person admitted to the Partnership as a Limited Partner pursuant to Section 4.2 and Section 12.2 hereof.

“Adjusted Capital Account” means the Capital Account maintained for each Partner as of the end of each Partnership taxable year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-

2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).  The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Administrative Expenses” means (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) those administrative costs and expenses of the General Partner or the Company, including any salaries or other payments to directors, officers or employees of the General Partner, the Company, or any Subsidiary of the Company and any accounting and legal expenses of the General Partner, the Company, or any Subsidiary of the Company, which expenses, the Partners have agreed, are expenses of the Partnership and not the General Partner or the Company or any Subsidiary of the Company, and (iii) to the extent not included in clauses (i) or (ii) above, REIT Expenses; provided, however, that Administrative Expenses shall not include any administrative costs and expenses incurred by the General Partner or the Company that are attributable to Properties or interests in a Subsidiary of the Company that are owned by the General Partner or the Company other than through its ownership interest in the Partnership.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.  For purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.  No officer, director or stockholder of the Company shall be considered an Affiliate of the Company solely as a result of serving in such capacity or being a stockholder of the Company.

“Agreed Value” means the fair market value of a Partner’s non-cash Capital Contribution (net of assumed liabilities) as of the date of contribution as agreed to by such Partner and the General Partner (or in the absence of such agreement, as determined by the General Partner).

“Agreement” means this Amended and Restated Agreement of Limited Partnership, as it may be amended, supplemented and/or restated from time to time, including by way of adoption of a Certificate of Designations, including any exhibits attached hereto.

“Applicable Tax Protection Agreement” means an agreement entered into between the Partnership and an Additional Limited Partner that (i) is attached as an exhibit to an amendment to this Agreement reflecting the admission of such Additional Limited Partner pursuant to Section 12.2 and (ii) pertains to matters affecting the deferral of inchoate tax liabilities of such Additional Limited Partner with respect to property contributed to the Partnership by such Additional Limited Partner and the continuing deferral of such liabilities during specified periods following admission of such Additional Limited Partner.

“Articles of Incorporation” means the Articles of Incorporation of the Company filed with the Maryland State Department of Assessments and Taxation, as amended or restated from time to time.

“Assignee” means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5.

“Book-Up Target” for an LTIP Unit means (i) initially, the Common Unit Economic Balance as determined on the date such LTIP Unit was granted and (ii) thereafter, the remaining amount, if any, required to be allocated to such LTIP Unit for the Economic Capital Account Balance of the holder of such LTIP Unit, to the extent attributable to such LTIP Unit, to be equal to the Common Unit Economic Balance.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to be closed.

“Bylaws” means the Fourth Amended and Restated Bylaws of the Company, as may be amended, supplemented and/or restated from time to time.

“Capital Account” has the meaning set forth in Section 6.2 hereof.

“Capital Contribution” means, with respect to each Partner, the total amount of cash, cash equivalents, and the Agreed Value of any Property or other asset contributed or deemed to be contributed, as the context requires, to the Partnership by such Partner pursuant to the terms of this Agreement.  Any reference to the “Capital Contribution” of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Interest of such Partner.

“Cash Amount” means, with respect to Tendered Units, an amount in cash equal to the Value of the REIT Shares Amount as of the Valuation Date with respect to such Tendered Units; provided that the Cash Amount will be reduced by the amount of any distributions payable with respect to such REIT Shares Amount that have an ex-dividend date after the Valuation Date and a record date before the Specified Redemption Date.

“Certificate of Designations” means an amendment to this Agreement that sets forth the designations, rights, powers, duties and preferences of Holders of any Partnership Interests issued pursuant to Section 4.2, which amendment is in the form of a certificate signed by the General Partner and appended to this Agreement.  A Certificate of Designations is not the exclusive manner in which such an amendment may be effected.  The General Partner may adopt a Certificate of Designations without the Consent of the Limited Partners to the extent permitted pursuant to Section 14.2 hereof.

“Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Partnership filed with the office of the Secretary of State of the State of Delaware on May 26, 2004, as amended from time to time in accordance with the terms hereof and the Act.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable regulations thereunder.  As needed to preserve the intent of this Agreement, any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any succeeding law.

“Commission” means the Securities and Exchange Commission.

“Common Unit” means a Partnership Unit other than a LTIP Unit or Preferred Unit.

“Common Unit Economic Balance” means (i) the Economic Capital Account Balance of the Company but only to the extent attributable to the Company’s ownership of Common Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under Section 6.1I, divided by (ii) the number of the Company’s Common Units.  If the Company’s Economic Capital Account Balance at the time of determination reflects a net reduction as a result of Section 6.1L, for purposes of this definition the Company’s Economic Capital Account Balance shall be the Economic Capital Account Balance it would have been if Section 6.1L had not applied.

“Common Unitholder” means a Partner that holds Common Units.

“Company” has the meaning set forth in the introductory paragraph.

“Consent” means the consent to, approval of or vote in favor of a proposed action by a Partner given in accordance with Article 14 hereof.

“Constituent Person” has the meaning set forth in Section 1.12(b) of Exhibit C hereto.

“Conversion Factor” means 1.0; provided that in the event that:

(i)                                     the Company (a) declares or pays a dividend on its outstanding REIT Shares wholly or partly in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares wholly or partly in REIT Shares; (b) splits or subdivides its outstanding REIT Shares or (c) effects a reverse stock split or otherwise combines or reclassifies its outstanding REIT Shares into a smaller number of REIT Shares, then the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, (i) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purpose that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time), and (ii) the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination;

(ii)                                  the Company distributes any rights, options or warrants to all holders of its REIT Shares to subscribe for or to purchase or to otherwise acquire REIT Shares (or other securities or rights convertible into, exchangeable for or exercisable for REIT Shares)(other than REIT Shares issuable pursuant to a Qualified DRIP/COPP or as compensation to employees or other service providers) at a price per share less than the Value of a REIT Share on the record date for such distribution (each a “Distributed Right”), then, as of the distribution date of such Distributed Rights or, if later, the time such Distributed Rights become exercisable, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction (a) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus the maximum number of REIT Shares purchasable under such Distributed Rights and (b) the denominator of which shall be the number of REIT Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus a fraction (x) the numerator of which is the minimum aggregate purchase price under such Distributed Rights of the maximum number of REIT Shares purchasable under such Distributed Rights and (y) the denominator of which is the Value of a REIT Share as of the record date (or, if later, the date such Distributed Rights become exercisable); provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Conversion Factor shall be adjusted, effective retroactive to the date of distribution of the Distributed Rights, to reflect a reduced maximum number of REIT Shares or any change in the minimum aggregate purchase price for the purposes of the above fraction; and

(iii)                               the Company shall, by dividend or otherwise, distribute to all holders of its REIT Shares evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subsection (i) or (ii) above), which evidences of indebtedness or assets relate to assets not received by the Company or its Subsidiaries pursuant to a pro rata distribution by the Partnership, then the Conversion Factor shall be adjusted to equal the amount determined by multiplying the Conversion Factor in effect immediately prior to the close of business on the date fixed for determination of stockholders entitled to receive such distribution by a fraction the numerator of which shall be such Value of a REIT Share on the date fixed for such determination and the denominator of which shall be the Value of a REIT Share on the date fixed for such determination less the then fair market value (as determined by the General Partner, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one REIT Share.

Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.  If, however, the General Partner received a Notice of Redemption after the record date, if any, but prior to the effective date of such event, the Conversion Factor shall be determined as if the General Partner had received the Notice of Redemption immediately prior to the record date for such event.

Notwithstanding the foregoing, the Conversion Factor shall not be adjusted in connection with an event described in clauses (i) or (ii) above if, in connection with such event, the Partnership makes a distribution of cash, Partnership Units, REIT Shares and/or rights, options or warrants to acquire Partnership Units and/or REIT Shares with respect to all applicable Common Units or effects a reverse split of, or otherwise combines, the Common Units, as applicable, that is comparable as a whole in all material respects with such event.

“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds, guarantees and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person which, in accordance with U.S. GAAP, should be capitalized.

“Delaware Courts” has the meaning set forth in Section 15.9.B hereof.

“Distributed Right” has the meaning set forth in the definition of “Conversion Factor.”

“Distribution Period” has the meaning set forth in Section 5.1.C hereof.

“Economic Capital Account Balance”, with respect to a Partner, means an amount equal to such Partner’s Capital Account balance, plus the amount of its share of any Partner Minimum Gain or Partnership Minimum Gain.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as such rules and regulations may be amended from time to time.

“Extraordinary Transaction” means, with respect to the Company, the occurrence of one or more of the following events: (i) a merger (including a triangular merger), consolidation or other combination of the Company with or into another Person (other than in connection with a change in the Company’s state of incorporation or organizational form); (ii) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of its assets in one transaction or a series of related transactions; (iii) any reclassification, recapitalization or change of its outstanding equity interests (other than a change in par value, or from par value to no par value, or as a result of a split, dividend or similar subdivision); or (iv) the adoption of any plan of liquidation or dissolution of the Company (whether or not in compliance with the provisions of this Agreement).

“Flow-Through Entity” has the meaning set forth in Section 3.4C hereof.

“Flow-Through Partner” has the meaning set forth in Section 3.4C hereof.

“Full Distribution Period” has the meaning set forth in Section 5.1.C hereof.

“Funding Debt” mean the incurrence of any Debt for the purpose of providing funds to the Partnership by or on behalf of the Company or any wholly owned subsidiary of the Company.

“General Partner” means the Company in its capacity as general partner of the Partnership, or any Person who becomes a successor general partner of the Partnership.

“General Partner Interest” means a Partnership Interest held by the General Partner, in its capacity as general partner.  A General Partner Interest may be (but is not required to be) expressed as a number of Partnership Units.

“Holder” means each of any Partner or any Assignee owning a Partnership Unit.

“Immediate Family” means with respect to any natural Person, such natural person’s spouse and such natural Person’s natural or adoptive parents, descendants, nephews, nieces, brother and sisters.

“Imputed Underpayment Amount” means (i) any “imputed underpayment” within the meaning of Code Section 6225 (or any corresponding or similar provision of federal, state, local and/or foreign tax law) paid (or payable) by the Partnership as a result of an adjustment with respect to any Partnership item (including, without limitation, any “partnership-related item” within the meaning of Code Section 6241(2) (or any corresponding or similar provision of federal, state, local and/or foreign tax law)), including any costs, interest, penalties or additions to tax with respect to any such adjustment, (ii) any amount not described in clause (i) (including any costs, interest, penalties or additions to tax with respect to such amounts) paid (or payable) by the Partnership as a result of the application of the provisions of Code Sections 6221-6241 (or any corresponding or similar provision of federal, state, local and/or foreign tax law), and/or (iii) any amount paid (or payable) by any entity treated as a partnership for U.S. federal income tax purposes in which the Partnership holds (or has held) a direct or indirect interest other than through entities treated as corporations for U.S. federal income tax purposes to the extent that the Partnership bears the economic burden of such amounts, whether by law or agreement, as a result of the application of the provisions of Code Sections 6221-6241 (or any corresponding or similar provision of federal, state, local and/or foreign tax law), including any costs, interest, penalties or additions to tax with respect to such amounts.

“Incapacity” or “Incapacitated” means, (i) as to any Partner who is an individual, death, total physical disability or entry by a court of competent jurisdiction of an order adjudicating him or her incompetent to manage his or her Person or estate; (ii) as to any Partner that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, or the revocation of its charter; (iii) as to any partnership or limited liability company which is a Partner, the dissolution and commencement of winding up of the partnership or the limited liability company; (iv) as to any Partner that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee) or (vi) as to any Partner, the bankruptcy of such Partner.  For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect; (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner; (c) the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors; (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above; (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner’s properties; (f) any proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof; (g) the appointment without the Partner’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90)

days of such appointment; or (h) an appointment referred to in clause (g) above is not vacated within ninety (90) days after the expiration of any such stay.

“Indemnitee” means (i) any Person made a party, or threatened to be made a party, to a proceeding by reason of his, her or its status as (a) the Company (b) the General Partner or (c) a director or officer of the Company or the General Partner and (ii) such other Persons (including, without limitation, Affiliates, officers, employees and agents of the Company, the General Partner or the Partnership or any of their respective Subsidiaries or the Partnership Representative of the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“Initial Limited Partner” means DiamondRock Hospitality, LLC.

“IRS” means the U.S. Internal Revenue Service.

“Limited Partner” means any Person named as a Limited Partner in the books and records of the Partnership or any Substituted Limited Partner or Additional Limited Partner, in such Person’s capacity as a Limited Partner of the Partnership.

“Limited Partner Interest” means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Partners and includes any and all benefits to which the Holder of such a Partnership Interest may be entitled, as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.  A Limited Partner Interest may be (but is not required to be) expressed as a number of Partnership Units.

“Limited Partner’s Owner” has the meaning set forth in Section 11.6I(1) hereof.

“Liquidating Event” has the meaning set forth in Section 13.1A hereof.

“Liquidating Gains” means any net gain realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership (including upon the occurrence of any event of liquidation of the Partnership), including but not limited to net gain realized in connection with an adjustment to the book value of Partnership assets under Section 6.2 hereof.

“Liquidating Losses” means any net loss realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership (including upon the occurrence of any event of liquidation of the Partnership), including but not limited to net loss realized in connection with an adjustment to the book value of Partnership assets under Section 6.2 hereof.

“Liquidator” has the meaning set forth in Section 13.2A hereof.

“Loss” has the meaning set forth in Section 6.1F hereof.

“LTIP Unit” means a Partnership Unit which is designated as an LTIP Unit having the rights, powers, privileges, restrictions, qualifications and limitations set forth in Exhibit C hereof and elsewhere in this Agreement. For the avoidance of doubt, an LTIP Unit shall include a Special LTIP Unit.

“LTIP Unit Adjustment Events” has the meaning set forth in Section 1.7 of Exhibit C hereto.

“LTIP Unit Conversion Date” has the meaning set forth in Section 1.8 of Exhibit C hereto.

“LTIP Unit Limited Partner” means any Person that holds LTIP Units and is named as a LTIP Unit Limited Partner in the books and records of the Partnership.

“Majority in Interest of the Outside Limited Partners” means Limited Partners (excluding for this purpose any Limited Partnership Interests held by (i) the Company, the General Partner or any Subsidiaries of the Company or the General Partner, (ii) any Person of which the Company or its Subsidiaries directly or indirectly owns or controls more than 50% of the voting interests and (iii) any Person directly or indirectly owning or controlling more than 50% of the outstanding interests of the General Partner) holding in the aggregate more than 50% of the outstanding Partnership Units held by all Limited Partners who are not excluded for the purposes hereof.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act or any other exchange (domestic or foreign, and whether or not so registered) designated by the General Partner as a National Securities Exchange.

“Newly Issued Unit” has the meaning set forth in Section 5.1.C hereof.

“New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase REIT Shares or other shares of capital stock of the Company, or (ii) any Debt issued by the Company that provides any of the rights described in clause (i).

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).

“Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit B to this Agreement.

“Original Agreement” means the agreement of limited partnership entered into by the Company, as General Partner, and the Initial Limited Partner as of June 4, 2004.

“Ownership Limit” means the restriction or restrictions on the ownership and transfer of stock of the Company imposed under the Articles of Incorporation.

“Partner” means a General Partner or a Limited Partner, and “Partners” means the General Partner and the Limited Partners collectively.

“Partner Minimum Gains” means “partner nonrecourse debt minimum gain” within the meaning of Regulations Section 1.704-2(i).  A Partner’s share of Partner Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(5).

“Partnership” means the limited partnership formed under the Act and pursuant to this Agreement and any successor thereto.

“Partnership Interest” means an ownership interest in the Partnership held by either a Limited Partner or the General Partner and includes any and all benefits to which the Holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.  There may be one or more classes or series or Partnership Interests as provided in Section 4.2.  A Partnership Interest may be expressed as a number of Partnership Units.  Unless otherwise expressly provided for by the General Partner at the time of the original issuance of any Partnership Interests, all Partnership Interests (whether of a Limited Partner or a General Partner) shall be of the same class or series.  The Partnership Interests represented by the Common Units and the LTIP Units are, initially, the only Partnership Interests and each such type of unit is a separate class of Partnership Interest for all purposes of this Agreement.

“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2).  A Partner’s share of Partnership Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(1).

“Partnership Record Date” means the record date established by the General Partner for a distribution pursuant to Section 5.1 hereof, which record date shall generally be the same as the record date established by the General Partner for a distribution to its stockholders of some or all of its portion of such distribution.

“Partnership Representative” has the meaning set forth in Section 10.3 hereto.

“Partnership Unit” or “Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Article 4 (and includes Common Units, LTIP Units and any class or series of Preferred Units established after the date hereof).  The number of Partnership Units outstanding and (in the case of Common Units and LTIP Units) the Percentage Interest in the Partnership represented by such Partnership Units are set forth on Exhibit A attached hereto, as such Exhibit A may be amended or restated from time to time.  The Partnership Units shall be uncertificated securities unless the General Partner determines otherwise.

“Partnership Year” means the fiscal year of the Partnership, which shall be the calendar year.

“Percentage Interest” means, with respect to any Partner, the percentage represented by a fraction (expressed as a percentage), the numerator of which is the total number of Common Units and LTIP Units then owned by such Partner, and the denominator of which is the total number of Common Units and LTIP Units then owned by all of the Partners; provided that, for purposes of allocations and distributions prior to the Special LTIP Unit Full Participation Date for any Special LTIP Unit, the Percentage Interest will be calculated by only including in the numerator and denominator a number of such Special LTIP Units equal to the number of such Special LTIP Units outstanding multiplied by the Special LTIP Unit Sharing Percentage for such Special LTIP Units.

“Person” means an individual, corporation, partnership (whether general or limited), limited liability company, trust, estate, unincorporated organization, association, custodian, nominee or any other individual or entity in its own or any representative capacity.

“Preferred Unit” means a Limited Partnership Interest (of any series), other than a Common Unit or LTIP Unit, represented by a fractional, undivided share of the Partnership Interests of all Partners issued hereunder and which is designated as a “Preferred Unit” (or as a particular class or series of Preferred Units) herein and which has the rights, preferences and other privileges designated herein (including by way of a Certificate of Designations).  The allocation of Preferred Units among the Partners shall be set forth on Exhibit A, as may be amended or restated from time to time.

“Profit” has the meaning set forth in Section 6.1F hereof.

“Property” means any property, asset or other investment in which the Partnership holds a direct or indirect interest, including, without limitation, interests in real property and personal property, including, without limitation, fee interests, interests in ground leases, easements and rights of way, interests in limited liability companies, joint ventures or partnerships, interests in mortgages, and Debt instruments.

“Qualified DRIP/COPP” means a dividend reinvestment plan or a cash option purchase plan of the Company that permits participants to acquire REIT Shares using the proceeds of dividends paid by the Company or cash of the participant, respectively.

“Qualified REIT Subsidiary” means any Subsidiary of the Company that is a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code.

“Qualified Transferee” means an “Accredited Investor” as defined in Rule 501 promulgated under the Securities Act.

“Redemption Right” has the meaning set forth in Section 8.5A hereof.

“Regulations” means the Federal Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including any corresponding provisions of succeeding regulations).

“Regulatory Allocations” has the meaning set forth in Section 6.1G hereof.

“REIT” means a real estate investment trust under Sections 856 through 860 of the Code.

“REIT Expenses” means (i) costs and expenses relating to the formation and continuity of existence and operation of the Company and any Subsidiaries (other than the Partnership) thereof (which Subsidiaries shall, for purposes hereof, be included within the definition of the Company), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any director, officer or employee of the Company, (ii) costs and expenses relating to any public offering and registration, or private offering, of securities by the Company and all statements, reports, fees and expenses incidental thereto, including, without limitation, underwriting discounts and selling commissions applicable to any such offering of securities, and any costs and expenses associated with any claims made by any holders of such securities or any underwriters or placement agents thereof, (iii) costs and expenses associated with any repurchase of any securities by the Company, (iv) costs and expenses associated with the preparation and filing of any periodic or other reports and communications by the Company under U.S. federal, state, local and/or foreign laws or regulations, including filings with the Commission, (v) costs and expenses associated with compliance by the Company with laws, rules and regulations promulgated by any regulatory body, including the Commission and any securities exchange, (vi) costs and expenses associated with any 401(k) plan, incentive plan, bonus plan or other plan providing for compensation for the employees of the Company, (vii) costs and expenses incurred by the Company relating to any issuing or redemption of Partnership Interests and (viii) all other operating or administrative costs of the Company or any Subsidiary, including the General Partner, incurred in the ordinary course of its business on behalf of or in connection with the Partnership.

“REIT Share” means a share of common stock of the Company, $0.01 par value per share.

“REIT Shares Amount” means, with respect to Tendered Units as of a particular date, a number of REIT Shares equal to the product of (x) the number of Tendered Units multiplied by (y) the Conversion Factor in effect on such date with respect to such Tendered Units.

“Safe Harbors” has the meaning set forth in Section 11.6F hereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as amended.

“Special LTIP Unit” means an LTIP Unit designated as a “Special LTIP Unit” as set forth in the documentation pursuant to which such LTIP Unit is granted.

“Special LTIP Unit Full Participation Date” means, for a Special LTIP Unit, the date specified as such in the documentation pursuant to which such Special LTIP Unit is granted.

“Special LTIP Unit Sharing Percentage” means, with respect to a Special LTIP Unit, ten percent (10%) or such other percentage designated as the Special LTIP Unit Sharing Percentage for such Special LTIP Unit as set forth in the documentation pursuant to which such Special LTIP Unit is granted.

“Specified Redemption Date” means the tenth (10th) Business Day after receipt by the General Partner of a Notice of Redemption; provided that if the Company combines its outstanding REIT Shares, no Specified Redemption Date shall occur after the record date of such combination of REIT Shares and prior to the effective date of such combination.

“Stock Plan” means any stock incentive, stock option, stock ownership or employee benefits plan now or hereafter adopted by the Company or the Partnership or any Subsidiary of the Partnership.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4 hereof.

“Surviving Partnership” has the meaning set forth in Section 11.2B(2) hereof.

“Target Balance” has the meaning set forth in Section 6.1I(1) hereof.

“Tendered Units” has the meaning set forth in Section 8.5A hereof.

“Tendering Partner” has the meaning set forth in Section 8.5A hereof.

“Terminating Capital Transaction” means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

“Transaction” has the meaning set forth in Section 1.12(a) of Exhibit C hereto.

“Unvested LTIP Units” has the meaning set forth in Section 1.2 of Exhibit C hereto.

“U.S. GAAP” means U.S. generally accepted accounting principles consistently applied.

“Valuation Date” means the date of receipt by the Partnership of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter.

“Value” means, with respect to a REIT Share on a particular date, the market price of a REIT Share on such date.  The market price for each such trading day shall be: (i) if the REIT Shares are listed or admitted to trading on any National Securities Exchange, the closing price, regular way, on such day as reported by such National Securities Exchange, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day; (ii) if the REIT Shares are not listed or admitted to trading on any National Securities Exchange, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner; (iii) if the REIT Shares are not listed or admitted to trading on any National Securities Exchange and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; or (iv) if none of the conditions set forth in clauses (i), (ii), or (iii) is met then, unless the holder of the REIT Shares or Common Units and the General Partner otherwise agree, with respect to a REIT Share per Common Unit offered for redemption, the amount that a Holder of one Common Unit would receive if each of the assets of the Partnership were sold for its fair market value on the Specified Redemption Date, the Partnership were to pay all of its outstanding liabilities, and the remaining proceeds were to be distributed to the Partners in accordance with the terms of this Agreement.

“Vested LTIP Units” has the meaning set forth in Section 1.2 of Exhibit C hereto.

“Vesting Agreement” has the meaning set forth in Section 1.2 of Exhibit C hereto.

“Withholding Payment” has the meaning set forth in Section 5.6A hereof.

ARTICLE 2 - ORGANIZATIONAL MATTERS

Section 2.1           Formation and Continuation

The Partnership is a limited partnership heretofore formed and continued pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement.  Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act.  The Partnership Interest of each Partner shall be personal property for all purposes.

Section 2.2           Name

The name of the Partnership shall be “DiamondRock Hospitality Limited Partnership”.  The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof.  The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires.  The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners; provided, however, that failure to notify the Limited Partners shall not invalidate such change or the authority granted hereunder.

Section 2.3           Registered Office and Agent; Principal Office

The address of the registered office of the Partnership in the State of Delaware and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.  The principal business office of the Partnership shall be 2 Bethesda Metro Center, Suite 1400, Bethesda, Maryland 20814.  The General Partner may from time to time designate in its sole and absolute discretion another registered agent or another location for the registered office or principal place of business, and shall provide the Limited Partners with notice of such change in the next regular communication to the Limited Partners; provided, however, that failure to so notify the Limited Partners shall not invalidate such change or the authority granted hereunder.  The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

Section 2.4           Power of Attorney

A.            Each Limited Partner and each Assignee hereby constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(1)           execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate of Limited Partnership and all amendments or restatements thereof) that the General Partner or any Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may or plans to conduct business or own property; (b) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement duly adopted in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or any Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all conveyances and other instruments or documents that the General Partner or any Liquidator deems appropriate or necessary to reflect the distribution or exchange of assets of the Partnership pursuant to the terms of this Agreement; (e) all instruments relating to the admission, withdrawal, removal or substitution of any Partner or other events described in, Article 11 or Article 12 hereof or the capital contribution of any Partner and (f) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

(2)           execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, Consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

B.            The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this

Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee or the transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership Units and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives.  Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney, and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney.  Each Limited Partner or Assignee shall execute and deliver to the General Partner or any Liquidator, within fifteen (15) days after receipt of the General Partner’s or such Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or any Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

Section 2.5           Term

The term of the Partnership shall be perpetual unless the Partnership is dissolved sooner pursuant to the provisions of Article 13 or as otherwise provided by law.

Section 2.6           Partnership Interests are Securities

All Partnership Interests shall be securities within the meaning of, and governed by, (i) Article 8 of the Delaware Uniform Commercial Code as in effect from time to time in the State of Delaware and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction.

ARTICLE 3 - PURPOSE

Section 3.1           Purpose and Business

The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act; provided, however, that such business shall be limited to and conducted in such a manner as to permit the Company at all times to be qualified as a REIT, unless the Company is not qualified or ceases to qualify as a REIT for any reason or reasons other than the conduct of the business of the Partnership, (ii) to enter into any partnership, joint venture, limited liability company or other similar arrangement to engage in any of the foregoing or to own interests in any entity engaged, directly or indirectly, in any of the foregoing; and (iii) to do anything necessary or incidental to the foregoing.  In connection with the foregoing, and without limiting the Company’s right, in its sole discretion, to cease qualifying as a REIT, the Partners acknowledge that the Company’s status as a REIT inures to the benefit of all of the Partners and not solely to the Company or its Affiliates.

Section 3.2           Powers

The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property, and lease, sell, transfer and dispose of real property; provided, however, that the Partnership shall not take, or omit to take, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the Company to achieve or maintain qualification as a REIT; (ii) could subject the Company to any additional taxes under Section 857 or Section 4981 of the Code or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the Company, its securities or the Partnership or any of its Subsidiaries, unless any such action (or inaction) under the foregoing clauses (i), (ii) or (iii) shall have been specifically consented to by the Company in writing.

Section 3.3           Partnership Only for Purposes Specified

This Agreement shall not be deemed to create a company, venture or partnership between or among the Partners with respect to any activities whatsoever other than the activities within the purposes of this Partnership as specified in Section 3.1.  Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligations or responsibility on behalf of the Partnership, its properties or any other Partner.  No Partner, in its capacity as a Partner under this Agreement, shall be responsible for any indebtedness or obligation of another Partner, and the Partnership shall not be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution or delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

Section 3.4           Representations and Warranties by the Partners

A.            Each Partner that is an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner, respectively) represents and warrants to each other Partner that (i) such Partner has the legal capacity to enter into this Agreement and perform such Partner’s obligations hereunder; (ii) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any agreement by which such Partner or any of such Partner’s property is or are bound, or any statute, regulation, order or other law to which such Partner is subject; and (iii) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ rights generally, as from time to time in effect, or the application of equitable principles.

B.            Each Partner that is not an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner, respectively) represents and warrants to each other Partner that (i) its execution and delivery of this Agreement and all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including without limitation, that of its general partner(s), committee(s), trustee(s), beneficiaries, director(s), member(s) and/or stockholder(s), as the case may be, as required; (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its certificate of limited partnership, partnership agreement, trust agreement, limited liability company operating agreement, charter or bylaws, as the case may be, any agreement by which such Partner or any of such Partner’s properties or any of its partners, beneficiaries, trustees, directors, members or stockholders, as the case may be, is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, trustees, beneficiaries, directors, members or stockholders, as the case may be, is or are subject; and (iii) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ rights generally, as from time to time in effect, or the application of equitable principles.

C.            Except as set forth in a separate agreement entered into between the Partnership and a Limited Partner, each Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner) represents, warrants and agrees that (i) it is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act, (ii) it has acquired and continues to hold its interest in the Partnership for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof in violation of applicable laws, and not with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances in violation of applicable laws, (iii) it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment, and (iv) without the Consent of the General Partner, it shall not take any action that would cause the Partnership at any time to have more than 100 partners, including as partners those persons (each such person, a “Flow-Through Partner”) indirectly owning an interest in the Partnership through an entity treated as a partnership, disregarded entity, S corporation or grantor trust for U.S. federal income tax purposes (each such entity, a “Flow-Through Entity”), but only if substantially all of the value of such person’s interest in the Flow-Through Entity is attributable to the Flow-Through Entity’s interest (direct or indirect) in the Partnership.

D.            The representations and warranties contained in this Section 3.4 shall survive the execution and delivery of this Agreement by each Partner (and, in the case of an Additional Limited Partner or a Substituted Limited Partner, the admission of such Additional Limited Partner or Substituted Limited Partner as a Limited Partner in the Partnership) and the dissolution, liquidation, termination and winding up of the Partnership.

E.            Each Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner, respectively) hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership, or the Company have been made by any Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, that may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.

F.             Notwithstanding the foregoing, the General Partner may, in its sole and absolute discretion, permit the modification of any of the representations and warranties contained in Sections 3.4.A, 3.4.B and 3.4.C above as applicable to any Partner (including, without limitation any Additional Limited Partner or Substituted Limited Partner or any transferee of either), provided that such representations and warranties, as modified, shall be set forth in either (i) a Certificate of Designation applicable to the Partnership Units held by such Partner or (ii) a separate writing addressed to the Partnership and the General Partner.

ARTICLE 4 - CAPITAL CONTRIBUTIONS

Section 4.1           Capital Contributions of the Partners

A.            The Partners have made or shall be deemed to have made capital contributions to the Partnership and/or have surrendered their existing interests in the Partnership in exchange for the Partnership Units of each such Partner, as set forth in the books and records of the Partnership, which number of Partnership Units and Percentage Interests shall be adjusted from time to time by the General Partner to the extent necessary to accurately reflect sales, exchanges or other transfers of Partnership Units, the issuance of additional Partnership Units, the redemption of Partnership Units, additional capital contributions and similar events having an effect on a Partner’s Percentage Interest.

B.            The General Partner holds a General Partner Interest which shall have no economic interest and is not represented by any Partnership Units. All Partnership Units held by the Company shall be deemed to be Limited Partner Interests and shall be held by the Company in its capacity as a Limited Partner in the Partnership.

C.            To the extent the Partnership acquires any property (or an indirect interest therein) by the merger of any other Person into the Partnership or with or into a Subsidiary of the Partnership in a triangular merger, Persons who receive Partnership Interests in exchange for their interests in the Person merging into the Partnership or with or into a Subsidiary of the Partnership shall become Partners and shall be deemed to have made capital contributions as provided in the applicable merger agreement (or if not so provided, as determined by the General Partner in its sole and absolute discretion) and as set forth in the books and records of the Partnership, as amended to reflect such deemed Capital Contributions.

D.            Except as provided in Section 4.2, Section 4.3, Section 5.1 and Section 13.3, the Partners shall have no obligation to make any additional capital contributions or loans to the Partnership.

Section 4.2           Issuance of Additional Partnership Interests and Additional Funding

Subject to the rights of any Holder of Partnership Interests set forth in a Certificate of Designations:

A.            Issuance of Additional Partnership Interests.  The General Partner, in its sole and absolute discretion, is hereby authorized without the approval of the Limited Partners or any other Person to cause the Partnership from time to time to issue to the Partners (including the General Partner, the Company and its Affiliates) or other Persons (including, without limitation, in connection with the contribution of tangible or intangible property, services or other consideration permitted by the Act to the Partnership) additional Partnership Units or other Partnership Interests in one or more classes, or one or more series of any of such classes, with such designations, preferences, and relative, participating, optional or other special rights, powers and duties all as shall be determined by the General Partner in its sole and absolute discretion subject to Delaware law, including, without limitation, (i) rights, powers, and duties senior to one or more classes or series of Partnership Interests and any other Common Units outstanding or thereafter issued; (ii) the rights to an allocation of items of Partnership income, gain, loss, deduction, and credit to each such class or series of Partnership Interests; (iii) subject to any Applicable Tax Protection Agreement, the rights to an allocation of certain indebtedness of the Partnership pursuant to Code Section 752; (iv) the rights of each such class or series of Partnership Interests to share in Partnership distributions; (v) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; (vi) the right to vote, if any, of each such class or series of Partnership Interests and (vii) the rights of any class or series of Partnership Interests issued in connection with any Applicable Tax Protection Agreement or any other similar arrangement; provided that no such additional Partnership Units or other Partnership Interests shall be issued to the General Partner or the Company or any direct or indirect wholly owned Subsidiary of the Company, unless either (a)(1) the additional Partnership Interests are issued in connection with the grant, award or issuance of REIT Shares, other shares of capital stock or New Securities of the Company pursuant to Section 4.2E that have designations, preferences and other rights such that the economic interests attributable to such REIT Shares, other shares of capital stock or New Securities are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner or the Company or any direct or indirect wholly owned Subsidiary of the Company (as appropriate) in accordance with this Section 4.2A, and (2) the Company shall, directly or indirectly, make a capital contribution to the Partnership in an amount equal to any net proceeds raised in connection with such issuance or (b) the additional Partnership Interests are issued to all Partners in proportion to their respective Percentage Interests.  The General Partner’s determination that the consideration is adequate shall be conclusive insofar as the adequacy of consideration related to whether the Partnership Interests are validly issued and paid.

B.            Additional Funds.  The General Partner may, at any time and from time to time, determine that the Partnership requires additional funds (“Additional Funds”) for the acquisition or development of additional Properties, for the redemption of Partnership Units or for such other Partnership purposes as the General Partner may determine in its sole and absolute discretion.  Additional Funds may be raised by the Partnership, at the election of the General

Partner, in any manner provided in, and in accordance with, the terms of this Section 4.2 without the approval of any Limited Partner or any other Person.

C.                                    Loans by Third Parties.  The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt, or enter into other similar credit, guarantee, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any further acquisition of Properties) upon such terms as the General Partner determines appropriate; provided that the Partnership shall not incur any Debt that is recourse to any Partner, except to the extent otherwise agreed to by the applicable Partner.

D.                                    General Partner and Company Loans.  The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt to the General Partner and/or the Company, if (i) such Debt is, to the extent permitted by law, on substantially the same terms and conditions (including interest rate, repayment schedule, and conversion, redemption, repurchase and exchange rights, but not including collateral) as Funding Debt incurred by the General Partner or the Company, as applicable, the net proceeds of which are loaned to the Partnership to provide such Additional Funds or (ii) such Debt is on terms and conditions no less favorable to the Partnership than would be available to the Partnership from any third party; provided, however, that the Partnership shall not incur any such Debt if (a) a breach, violation or default of such Debt would be deemed to occur by virtue of the transfer by any Limited Partner of any Partnership Interest or (b) such Debt is recourse to any Partner (unless the Partner otherwise agrees).  This Section 4.2D shall not limit the Company’s ability to contribute Funding Debt proceeds to the Partnership in exchange for Preferred Units rather than loaning such proceeds to the Partnership or for such Debt to be secured (whether or not the Funding Debt is secured).

E.                                     Issuance of Securities by the Company.  The Company shall not issue any additional REIT Shares, other shares of capital stock or New Securities (other than REIT Shares issued pursuant to Section 8.5 or such shares, stock or securities pursuant to a dividend or distribution (including any stock split) to all of its stockholders who hold a particular class of stock of the Company) unless (i) the General Partner shall cause the Partnership to issue to the Company, Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests thereof are substantially similar to those of the REIT Shares, other shares of capital stock or New Securities issued by the Company, and (ii) the Company directly or indirectly contributes to the Partnership the proceeds, if any, received from the issuance of such additional REIT Shares, other shares of capital stock or New Securities, as the case may be, and from any exercise of the rights contained in such additional New Securities, as the case may be; provided that the Company may use a portion of the proceeds received from such issuance to acquire other assets (provided such other assets are contributed to the Partnership pursuant to the terms of this Agreement).  Without limiting the foregoing, the Company is expressly authorized to issue REIT Shares, other shares of capital stock or New Securities for no tangible value or for less than fair market value, and the General Partner is expressly authorized to cause the Partnership to issue to the Company corresponding Partnership Interests, so long as (x) the General Partner concludes in good faith that such issuance of Partnership Interests is in the interests of the Partnership, and (y) the Company contributes all proceeds, if any, from such issuance and exercise to the Partnership.

F.                                      In the event that the actual proceeds received by the Company in connection with any issuance of additional REIT Shares, other shares of capital stock or New Securities are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid in connection with such issuance, then, except as provided in Section 6.1L, the Company shall be deemed to have made, through the General Partner, a capital contribution to the Partnership in the amount equal to the sum of the net proceeds of such issuance plus the amount of such underwriter’s discount and other expenses paid by the Company (which discount and expense shall be treated as an expense for the benefit of the Partnership for purposes of Section 7.4).  In the case of the issuance of REIT Shares by the Company in any offering, whether registered under the Securities Act or exempt from such registration, underwritten, offered and sold directly to investors or through agents or other intermediaries, or otherwise distributed, for purposes of determining the number of additional Common Units issuable upon a capital contribution funded by the net proceeds thereof consistently with the immediately preceding sentence, any discount from the then current market price of REIT Shares shall be disregarded such that an equal number of Common Units can be issued to the Company as the number of REIT Shares sold by the Company in such offering.  In the case of issuances of REIT Shares, other capital stock of the Company or New Securities pursuant to any Stock Plan at a discount from fair market value or for no value, the amount of such discount representing compensation to the employee, as determined by the General Partner, shall be treated as an expense for the benefit of the Partnership for purposes of Section 7.4 and, as a result, the Company shall be deemed to have made a capital contribution to the Partnership in an amount equal to the sum of any net proceeds of such issuance plus the amount of such expense.

G.                                    In the event that the Partnership issues Partnership Interests pursuant to this Section 4.2, the General Partner shall make such revisions to this Agreement (without any requirement of receiving approval of the Limited Partners) including, but not limited to, the revisions described in Section 6.1M and Section 8.5 hereof, as it deems necessary to reflect the issuance of such additional Partnership Interests and the special rights, powers, and duties associated therewith.

H.                                   Notwithstanding anything to the contrary, from and after the date hereof the Partnership shall be authorized to issue LTIP Units.  From time to time the General Partner may issue LTIP Units to Persons providing services to or for the benefit of the Partnership.

I.                                        Nothing in this Agreement shall be construed or applied to preclude or restrain the General Partner or the Company from adopting, modifying or terminating Stock Plans for the benefit of employees, directors or other business associates of the General Partner, the Company, the Partnership or any of their Affiliates.  The Partners acknowledge and agree that, in the event that any such Stock Plan is adopted, modified or terminated by the General Partner or the Company, amendments to this Agreement may become necessary or advisable and that any such amendments requested by the General Partner or the Company shall not require any Consent or approval by the Limited Partners.

Section 4.3                                 Other Contribution Provisions

In the event that any Partner is admitted to the Partnership or any existing Partner is issued additional Partnership Interests and any such Partner is given (or is treated as having received) a Capital Account credit at the time of such admission or issuance, as applicable, in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such Partner in cash in an amount equal to the Capital Account credit such Partner received, and the Partner had contributed such cash to the capital of the Partnership; provided that this Section 4.3 shall not limit the ability of the General Partner to treat such issuance for applicable tax purposes in such manner as the General Partner determines is appropriate.  In addition, with the consent of the General Partner, in its sole and absolute discretion, one or more Limited Partners (or direct or indirect equity owners thereof) may enter into agreements with the Partnership, in the form of a guarantee or contribution agreement, which have the effect of providing a guarantee of certain obligations of the Partnership.

Section 4.4                                 No Preemptive Rights

Except to the extent expressly granted by the Partnership pursuant to another agreement, no Person including, without limitation, any Partner or Assignee, shall have any preemptive, preferential or other similar right with respect to (i) capital contributions or loans to the Partnership or (ii) the issuance or sale of any Partnership Units or other Partnership Interests.

Section 4.5                                 No Interest on Capital

No Partner shall be entitled to interest on its Capital Contributions or its Capital Account.  Except as provided herein or by law, no Partner shall have any right to withdraw any part of its Capital Account or to demand or receive the return of its Capital Contributions.

ARTICLE 5 - DISTRIBUTIONS

Section 5.1                                    Distribution of Cash

A.                                    Subject to Article 13, the other provisions of this Article 5 and the rights and preferences of any Preferred Units or additional class or series of Partnership Units established pursuant to Section 4.2, the Partnership shall distribute cash at such times and in such amounts as are determined by the General Partner, in its sole and absolute discretion, to the Partners who are Partners on the Partnership Record Date in accordance with their respective Percentage Interests on the Partnership Record Date.

B.                                    In no event may a Partner receive a distribution of cash with respect to a Partnership Unit if such Partner is entitled to receive a cash dividend as the holder of record with respect to the Partnership Record Date for such distribution of a REIT Share for which all or part of such Partnership Unit has been or will be exchanged.

C.                                    Notwithstanding the provisions of Section 5.1.A above or any other provision of this Agreement, if for any quarter or shorter period with respect to which a distribution is to be made (a “Distribution Period”), a “Newly Issued Unit” (as such term is defined below) is outstanding on the Partnership Record Date for such Distribution Period, there shall not be distributed in respect of such Newly Issued Unit the amount (the “Full Distribution Amount”) that would otherwise be distributed in respect of such Newly Issued Unit in accordance with Section 5.1.A.  Rather, the General Partner shall cause to be distributed with respect to each such Newly Issued Unit an amount equal to the Full Distribution Amount multiplied by a fraction, the numerator of which equals the number of days such Newly Issued Unit has been outstanding during the Distribution Period and the denominator of which equals the total number of days in such Distribution Period.  Any cash not distributed to the holders of Partnership Units by operation of this Section 5.1.C shall be retained by the Partnership and applied as the General Partner shall determine.  The General Partner may, in its sole discretion, with respect to any distribution, waive the application of this Section 5.1.C such that a Newly Issued Unit shall receive the Full Distribution Amount (or any greater amount than would otherwise be received under this Section 5.1.C but not in excess of the Full Distribution Amount).  For purposes of this Section 5.1.C, the term “Newly Issued Unit” shall mean, with respect to any Distribution Period, a Common Unit issued during such Distribution Period, except that the term “Newly Issued Unit” shall not include (i) a Common Unit issued to the Company as a result of the contribution by it of proceeds from the issuance of New Securities (as contemplated by Section 4.2) or (ii) (unless otherwise provided by the General Partner) any Common Units issued in connection with a split on or unit dividend of the Common Units.

Section 5.2                                    REIT Distribution Requirements.  The General Partner shall use its reasonable efforts to cause the Partnership to make distributions pursuant to this Article 5 sufficient to enable the Company to pay stockholder dividends that will allow the Company to (i) meet its distribution requirement for qualification as a REIT as set forth in Section 857 of the Code and (ii) other than to the extent the Company elects to retain and pay income tax on its net capital gain, avoid or reduce any U.S. federal income or excise tax liability imposed by the Code.

Section 5.3                                    No Right to Distributions in Kind.  No Partner shall be entitled to demand property other than cash in connection with any distributions by the Partnership.  The General Partner may determine, in its sole and absolute discretion, to make a distribution in-kind of Partnership assets to the Holders, and such assets shall be distributed in the manner to ensure that the fair market value is distributed and allocated in accordance with Articles 5 and 6 hereof.

Section 5.4                                    Distributions Upon Liquidation.  Notwithstanding the other provisions of this Article 5, net proceeds from a Terminating Capital Transaction, and any other cash received or reductions in reserves made after commencement of a Liquidating Event shall be distributed to Holders in accordance with Section 13.2.

Section 5.5                                    Distributions to Reflect Issuance of Additional Partnership Units.  In addition to any amendment permitted under Section 14.2, the General Partner is authorized to modify the distributions in this Article 5 and amend such provisions (including the defined terms used therein) in such manner as the General Partner determines is necessary or appropriate to reflect the issuances of additional series or classes of Partnership Interests without the consent of any Partner or any other Person.  Any such modification may be made pursuant to a Certificate of Designations or similar instrument establishing such new class or series.

Section 5.6                                    Withholding.

A.                                    The Partnership shall at all times be entitled to make payments with respect to any Partner in amounts required to discharge any obligation of the Partnership to withhold from a distribution otherwise payable to such Partner or with respect to amounts allocable to such Partner or to make any other payments to any governmental authority with respect to any foreign, federal, state and/or local tax or other liability arising as a result of, or with respect to, such Partner’s Partnership Interest or on account of any transfer of such Partner’s Partnership Interest (any such withholding or payment, a “Withholding Payment”).  Any Withholding Payment made from funds withheld upon a distribution by the Partnership to a Partner will be treated as distributed to such Partner for all purposes of this Agreement.  Any other Withholding Payment will be deemed to be a recourse loan by the Partnership to the relevant Partner unless the General Partner determines, in its sole and absolute discretion, that such payment may jeopardize the Company’s status as a REIT or otherwise be prohibited by law, including, without limitation, Section 402 of the Sarbanes-Oxley Act of 2002 (in which case such Limited Partner shall pay such amount to the Partnership on or before the date the Partnership pays such amount on behalf of such Limited Partner and otherwise such amount be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner).  The amount of any Withholding Payment treated as a loan, plus interest thereon from the date of each such Withholding Payment until such amount is repaid to the Partnership at an interest rate per annum equal to the prime rate quoted in The Wall Street Journal from time to time, plus two percent (2%), shall be repaid to the Partnership, as determined by the General Partner in its discretion, in whole or in part, (i) upon demand by the Partnership or (ii) by deduction from any distributions payable to such Partner pursuant to this Agreement (with the amount of such deduction treated as distributed to the Partner).

B.                                    Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner’s Partnership Interest to secure such Limited Partner’s obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 5.6.  In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 5.6 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner.  Without limitation, in such event the General Partner shall have the right to receive distributions that would otherwise be distributable to such defaulting Limited Partner until such time as such loan, together with all interest thereon (at the same interest rate applicable to Withholding Payments above) has been paid in full, and any such distributions so received by the General Partner shall be treated as having been distributed to the defaulting Limited Partner and immediately paid by the defaulting Limited Partner to the General Partner in repayment of such loan.  Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to (i) perfect or enforce the security interest created hereunder and (ii) cause any loan arising hereunder to be treated as a real estate asset for purposes of Section 856(c)(4)(A) of the Code and to generate income described in

Section 856(c)(3) of the Code.  In addition to all other remedies that the Partnership may be entitled to pursue, in the event that a Limited Partner fails to pay any amount when due pursuant to this Section 5.6, the Partnership may thereafter, at any time prior to the Limited Partner’s payment in full of such amount (plus any accrued interest), elect to redeem Common Units held by such Limited Partner, in accordance with the procedures set forth in Section 8.5 with the Valuation Date being the date the Partnership elects to redeem such Common Units, in an amount sufficient to pay any or all of such amount.

C.                                    In the event that the distributions or proceeds to the Partnership or any Subsidiary of the Partnership are reduced on account of a tax withheld at the source or otherwise imposed on the Partnership or any Subsidiary (or any other entity in which it invests), or the Partnership, a Subsidiary or any other entity in which it invests incurs a tax, and such withholding or tax is imposed on or with respect to one or more of the Partners in the Partnership, the amount of the reduction or tax shall be borne by the relevant Partners and treated as if it were paid by the Partnership as a Withholding Payment with respect to such Partners pursuant to Section 5.6A above.  Taxes imposed on the Partnership or its Subsidiaries (or any other entity in which it invests) where the rate of tax varies depending on characteristics of the Partners shall be treated as taxes imposed on or with respect to the Partners for purposes of this Section 5.6.

D.                                    Each Partner agrees to indemnify and hold harmless the Partnership, any applicable Subsidiary and the General Partner from and against any and all liability with respect to Withholding Payments required on behalf of, or with respect to, such Partner.  A Partner’s obligation to so indemnify shall survive (i) the liquidation and dissolution of the Partnership and/or (ii) unless otherwise agreed to by the General Partner in its sole discretion, the Partner’s withdrawal from the Partnership or assignment of its Partnership Interest, and the Partnership may pursue and enforce all rights and remedies it may have against each such Partner under this Section 5.6.

E.                                     Any Imputed Underpayment Amount shall be treated as if it were paid by the Partnership as a Withholding Payment with respect to the appropriate Partner(s).  The portion of the Imputed Underpayment Amount attributable to a Partner shall be treated as a Withholding Payment with respect to such Partner.  The portion of the Imputed Underpayment Amount attributable to a former Partner of the Partnership shall be treated as a Withholding Payment with respect to both such former Partner and such former Partner’s transferee(s) or Assignee(s) other than the Partnership, the General Partner or the Company, or their Subsidiaries, and the General Partner may in its discretion exercise the Partnership’s rights pursuant to this Section 5.6E in respect of either or both of the former Partner and its transferee(s) or Assignee(s) (other than the Partnership, the General Partner or the Company, or their Subsidiaries).

ARTICLE 6 — ALLOCATIONS

Section 6.1                                    Capital Account Allocations of Profit and Loss

A.                                    Profit.  After giving effect to the special allocations, if any, required under this Article 6 for the applicable period, and subject to the other provisions of this Section 6.1 and to the allocations to be made with respect to any Preferred Units or additional class or series of

Partnership Units established pursuant to Section 4.2, Profits in each taxable year or other allocation period shall be allocated to the Partners’ Capital Accounts in the following order of priority:

(1)                                 First to the General Partner until the cumulative Profits allocated to the General Partner under this Section 6.1A equal the cumulative Losses allocated to such Partner under Section 6.1B(1); and

(2)                                 Thereafter, to the holders of Common Units and LTIP Units in accordance with their respective Percentage Interests.

B.                                    Losses. After giving effect to the special allocations, if any, required under this Article 6 for the applicable period, and subject to the allocations to be made with respect to any Preferred Units or additional class or series of Partnership Units established pursuant to Section 4.2, and further subject to the other provisions of this Section 6.1, Loss in each taxable year or other period shall be allocated in the following order of priority:

(1)                                 First, to the holders of Common Units and LTIP Units with positive balances in their Economic Capital Account Balances in accordance with their respective Percentage Interests until their Economic Capital Accounts Balances are reduced to zero; and

(2)                                 Thereafter, to the General Partner.

For purposes of determining allocations of Losses pursuant to Section 6.1B(1), an LTIP Unit Limited Partner shall be treated as having a separate Economic Capital Account Balance, and for this purpose a separate Capital Account with an appropriate share of Partnership Minimum Gain and Partner Minimum Gain shall be maintained, for each tranche of LTIP Units with a different issuance date that it holds and a separate Capital Account for its Common Units, if applicable, and the Economic Capital Account Balance of each holder of Common Units shall not include any Economic Capital Account Balance attributable to other series or classes of Partnership Units.

C.                                    Nonrecourse Deductions and Minimum Gain Chargeback. Notwithstanding any provision to the contrary, (i) any expense of the Partnership that is a “nonrecourse deduction” within the meaning of Regulations Section 1.704-2(b)(1) shall be allocated in accordance with the Partners’ respective Percentage Interests, (ii) any expense of the Partnership that is a “partner nonrecourse deduction” within the meaning of Regulations Section 1.704-2(i)(2) shall be allocated to the Partner that bears the “economic risk of loss” of such deduction in accordance with Regulations Section 1.704-2(i)(1), (iii) if there is a net decrease in Partnership Minimum Gain within the meaning of Regulations Section 1.704-2(f)(1) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-2(f)(2),(3), (4) and (5), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(f) and the ordering rules contained in Regulations Section 1.704-2(j), and (iv) if there is a net decrease in “partner nonrecourse debt minimum gain” within the meaning of Regulations Section 1.704-2(i)(4) for any Partnership taxable year, then items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(i)(4) and the ordering rules contained in Regulations Section 1.704-2(j).

D.                                    Qualified Income Offset.  If a Partner receives in any taxable year an adjustment, allocation or distribution described in subparagraphs (4), (5) or (6) of Regulations Section 1.704-1(b)(2)(ii)(d) that causes or increases a deficit balance in such Partner’s Capital Account that exceeds the sum of such Partner’s shares of Partnership Minimum Gain and Partner Minimum Gain, as determined in accordance with Regulations Sections 1.704-2(g) and 1.704-2(i), such Partner shall be specially allocated for such taxable year (and, if necessary, later taxable years) items of income and gain in an amount and manner sufficient to eliminate such deficit Capital Account balance as quickly as possible as provided in Regulations Section 1.704-1(b)(2)(ii)(d).

E.                                     Capital Account Deficits.  Loss or items thereof shall not be allocated to a Limited Partner to the extent that such allocation would cause or increase a deficit in such Partner’s Adjusted Capital Account.

F.                                      Definition of Profit and Loss.  “Profit” and “Loss” and any items of income, gain, expense or loss referred to in this Agreement means the net income, net loss or items thereof for the applicable period as determined for maintaining Capital Accounts, and shall be determined in accordance with U.S. federal income tax accounting principles, as modified by Regulations Section 1.704-1(b)(2)(iv), except that Profit and Loss shall not include items of income, gain, loss and expense that are specially allocated pursuant to this Article 6 (other than Section 6.1A or Section 6.1B).

G.                                    Curative Allocations.  The allocations set forth in Section 6.1C, Section 6.1D and Section 6.1E hereof (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of this Section 6.1 and Section 6.2 hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and expense among the Holders so that to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Holder shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred.

H.                                   Forfeitures.  Subject to Section 6.1J with respect to a forfeiture of certain LTIP Units,  upon a forfeiture of any unvested Partnership Interest by any Partner, gross items of income, gain, loss or deduction shall be allocated to such Partner if and to the extent required by final Regulations to ensure that allocations made with respect to all unvested Partnership Interests are recognized under Code Section 704(b).

I.                                        LTIP Allocations.  After giving effect to the special allocations set forth in Section 6.1C and Section 6.1D hereof, and the allocations of Profit under Section 6.1A(1) (including, for the avoidance of doubt Liquidating Gains that are a component of Profit), and subject to the other provisions of this Section 6.1, but before allocations of Profit or Losses are made under Section 6.1A(2) or Section 6.1B(1):

(1)                                 any remaining Liquidating Gains or Liquidating Losses shall first be allocated among the Partners so as to cause, as nearly as possible, the Economic Capital Account Balances of the LTIP Unit Limited Partners, to the extent attributable to their ownership of LTIP Units to be equal to (i) the Common Unit Economic Balance, multiplied by (ii) the number of their LTIP Units (with respect to each LTIP Unit Limited Partner, the “Target Balance”); provided that no such Liquidating Gains will be allocated with respect to any particular LTIP Unit unless and to the extent that such Liquidating Gains, when aggregated with other Liquidating Gains realized since the issuance of such LTIP Unit, exceed Liquidating Losses realized since the issuance of such LTIP Unit.  Any such allocations shall be made among the Partners in proportion to the aggregate amounts required to be allocated to each Partner under this Section 6.1I.

(2)                                 Liquidating Gain or Liquidating Loss allocated to an LTIP Unit Limited Partner under this Section 6.1I will be attributed to specific LTIP Units of such LTIP Unit Limited Partner for purposes of determining (i) allocations under this Section 6.1I, (ii) the effect of the forfeiture or conversion of specific LTIP Units on such LTIP Unit Limited Partner’s Capital Account and (iii) the ability of such LTIP Unit Limited Partner to convert specific LTIP Units into Common Units.  Such Liquidating Gain or Liquidating Loss allocated to such LTIP Unit Limited Partner will generally be attributed LTIP Units so as to equalize the Economic Capital Account Balance associated each LTIP Unit and the Common Unit Economic Balance in the following order:  (i) first, to Vested LTIP Units held for more than three years, (ii) second, to Vested LTIP Units held for more than two years, (iii) third, to Vested LTIP Units held for two years or less, (iv) fourth, to Unvested LTIP Units that have remaining vesting conditions that only require continued employment or service to the Company, the Partnership or an Affiliate of either for a certain period of time (with such Liquidating Gains being attributed in order of vesting from soonest vesting to latest vesting), and (v) fifth, to other Unvested LTIP Units (with such Liquidating Gains being attributed in order of issuance from earliest issued to latest issued).  Within each category, Liquidating Gain will be allocated seriatim (i.e., entirely to the first unit in a set, then entirely to the next unit in the set, and so on, until a full allocation is made to the last unit in the set) in the order of smallest Book-Up Target to largest Book-Up Target.

(3)                                 After giving effect to the special allocations set forth above, if, due to distributions with respect to Common Units in which the LTIP Units do not participate, forfeitures or otherwise, the Economic Capital Account Balance of any present or former LTIP Unit Limited Partner attributable to such LTIP Unit Limited Partner’s LTIP Units, exceeds the Target Balance, then Liquidating Losses shall be allocated to such LTIP Unit Limited Partner, or Liquidating Gains shall be allocated to the other Partners, to reduce or eliminate the disparity; provided, however, that if Liquidating Losses or Liquidating Gains are insufficient to completely eliminate all such disparities, such losses or gains shall be allocated among Partners in a manner reasonably determined by the General Partner.

(4)                                 The parties agree that the intent of this Section 6.1I is (i) to the extent possible to make the Economic Capital Account Balance associated with each LTIP Unit economically equivalent to the Common Unit Economic Balance and (ii) to allow conversion of an LTIP Unit (assuming prior vesting) into a Common Unit when sufficient Liquidating Gains have been allocated to such LTIP Unit pursuant to Section 6.1I(1) so that either its initial Book-Up Target has been reduced to zero or the parity described in the definition of Target Balance has been achieved.  The General Partner shall be permitted to interpret this Section 6.1I or to amend this Agreement to the extent necessary and consistent with this intention.

(5)                                 In the event that Liquidating Gains or Liquidating Losses are allocated under this Section 6.1I, Profits allocable under clause 6.1A(2) and any Losses shall be recomputed without regard to the Liquidating Gains or Liquidating Losses so allocated.

J.                                        LTIP Forfeitures.  If an LTIP Unit Limited Partner forfeits any LTIP Units to which Liquidating Gain has previously been allocated under Section 6.1I, (i) the portion of such LTIP Unit Limited Partner’s Capital Account attributable to such Liquidating Gain allocated to such forfeited LTIP Units will be re-allocated to that LTIP Unit Limited Partner’s remaining LTIP Units that were outstanding on the date of the initial allocation of such Liquidating Gain, using a methodology similar to that described in Section 6.1I(2) above as reasonably determined by the General Partner, to the extent necessary to cause such LTIP Unit Limited Partner’s Economic Capital Account Balance attributable to each such LTIP Unit to equal the Common Unit Economic Balance and (ii) such LTIP Unit Limited Partner’s Capital Account will be reduced by the amount of any such Liquidating Gain not re-allocated pursuant to clause (i) above.

K.                                    Reimbursements Treated as Guaranteed Payments.  Subject to Section 6.1L, if and to the extent any payment or reimbursement to the General Partner or the Company made pursuant to Section 7.7 or otherwise is determined for U.S. federal income tax purposes not to constitute a payment of expenses of the Partnership, the amount so determined shall constitute a guaranteed payment with respect to capital within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners and shall not be treated as a distribution for purposes of computing the Partners’ Capital Accounts.

L.                                     Adjustments to Preserve REIT Status and Avoid Gain.  Notwithstanding any provision in this Agreement to the contrary, if the Partnership pays or reimburses (directly or indirectly, including by reason of giving the General Partner or the Company or any direct or indirect Subsidiary of the Company Capital Account credit in excess of actual Capital Contributions made by the General Partner or the Company or any direct or indirect Subsidiary of the Company) fees, expenses or other costs pursuant to Section 4.2, Section 7.4 and/or Section 7.7, or otherwise, and if failure to treat all or part of such payment or reimbursement as a distribution to the General Partner, the Company or any Subsidiary of the Company (as appropriate), or the receipt of Capital Account credit in excess of actual Capital Contributions, would cause the Company to recognize income that would cause the Company to fail to qualify as a REIT, then such payment or reimbursement (or portion thereof) shall be treated as a distribution to the General Partner, the Company or direct or indirect Subsidiary of the Company (as appropriate) for purposes of this Agreement, or the Capital Account credit in excess of actual Capital Contributions shall be reduced, in each case to the extent necessary to preserve the Company’s status as a REIT.  The Capital Account of the General Partner, the Company or any

direct or indirect Subsidiary of the Company (as appropriate) shall be reduced by such direct or indirect payment or reimbursement (or a portion thereof) in the same manner as an actual distribution to the General Partner, the Company, or any direct or indirect Subsidiary of the Company (as appropriate).  To the extent treated as distributions, such fees, expenses or other costs shall not be taken into account as Partnership fees, expenses or costs for the purposes of this Agreement.  In the event that amounts are recharacterized as distributions or Capital Accounts are reduced pursuant to this Section 6.1L, allocations under Section 6.1A, Section 6.1B and Section 6.1I for the current and subsequent periods shall be adjusted as reasonably determined by the General Partner so that to the extent possible the Partners have the same Capital Account balances they would have if this Section 6.1L had not applied.  This Section 6.1L is intended to prevent direct or indirect reimbursements or payments under this Agreement from giving rise to a violation of the Company’s REIT requirements while at the same time preserving to the extent possible the parties’ intended economic arrangement and shall be interpreted and applied consistent with such intent.

M.                                 Modifications to Reflect New Series or Classes.  The General Partner is authorized to modify the allocations in this Section 6.1 and amend such provisions (including the defined terms used therein) in such manner as the General Partner determines is necessary or appropriate to reflect the issues of additional series or classes of Partnership Interests.  Any such modification may be made pursuant to the Certificate of Designations or similar instrument establishing such new class or series.

N.                                    Agreement to Bear Disproportionate Losses.  At the request and with the consent of the applicable Limited Partner, the General Partner may modify these allocations to provide for disproportionate allocations of Loss (or items of loss or deduction) and chargebacks thereof to a Limited Partner that agrees to restore all or part of any deficit in its Capital Account in accordance with Section 13.3 (in all cases subject to Section 6.1E).

Section 6.2                                    Capital Accounts.  A separate capital account (a “Capital Account”) shall be established and maintained for each Partner in accordance with Regulations Section 1.704-1(b)(2)(iv).  Consistent with the provisions of Regulations Section 1.704-1(b)(2)(iv)(f), (i) immediately prior to the acquisition of an additional Partnership Interest by any new or existing Partner in connection with the contribution of money or other property (other than a de minimis amount) to the Partnership, (ii) immediately prior to the distribution by the Partnership to a Partner of Partnership property (other than a de minimis amount) as consideration for a Partnership Interest, (iii) upon the acquisition of a more than de minimis additional interest in the Partnership by any new or existing Partner as consideration for the provision of services to or for the benefit of the Partnership in a partner capacity or in anticipation of becoming a Partner, (iv) upon the grant of any LTIP Unit, and (v) immediately prior to the liquidation of the Partnership as defined in Regulations Section 1.704-1(b)(2)(ii)(g), the book value of all Partnership Assets shall be revalued upward or downward to reflect the fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) of each such Partnership asset unless the General Partner shall determine that such revaluation is not necessary to maintain the Partner’s intended economic arrangements.  If the Capital Accounts of the Partners are adjusted pursuant to Regulations Section 1.704-1(b)(2)(iv)(f) to reflect revaluations of Partnership property, (i) the Capital Accounts of the Partners shall be adjusted in accordance with Regulations

Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain or loss, as computed for book purposes, with respect to such property, (ii) the Partners’ distributive shares of depreciation, depletion, amortization and gain or loss, as computed for tax purposes, with respect to such property shall be determined so as to take account of the variation between the adjusted tax basis and book value of such property in the same manner as under Code Section 704(c), and (iii) the amount of upward and/or downward adjustments to the book value of the Partnership property shall be treated as income, gain, deduction and/or loss for purposes of applying the allocation provisions of this Article 6.  If Code Section 704(c) applies to Partnership property, the Capital Accounts of the Partners shall be adjusted in accordance with Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain and loss, as computed for book purposes, with respect to such property.

Section 6.3                                 Tax Allocations.  Items of income, gain, loss and deduction for U.S. federal income tax purposes shall be allocated in the same manner as the corresponding Profit or Loss items are allocated to the Capital Accounts, except as otherwise required by Section 6.2, Section 704(c) of the Code or the Regulations under Section 704(b) of the Code. The General Partner shall have the authority to elect the methods to be used by the Partnership for allocating tax items of income, gain, deduction and loss as required by Section 704(c) of the Code or the Regulations under Section 704(b) of the Code (such as “reverse Section 704(c) allocations”), including the use of different methods for different items and different properties, except as otherwise agreed upon by the General Partner and one or more Limited Partners (or direct or indirect owners thereof), and such election shall be binding on all Partners.

Section 6.4                                 Substantial Economic Effect.  It is the intent of the Partners that the allocations of Profit and Loss to the Capital Accounts under this Agreement have substantial economic effect (or be consistent with the Partners’ interests in the Partnership in the case of the allocation of losses attributable to nonrecourse debt or any other allocations that cannot have substantial economic effect under the Code) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. Article 6 and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.  The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations.  In the event the General Partner shall determine that it is prudent to modify (i) the manner in which the Capital Accounts, or any debits, or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed; or (ii) the manner in which items are allocated among the Partners for U.S. federal income tax purposes in order to comply with such Regulations or to comply with Section 704(c) of the Code, the General Partner may make such modification without regard to Article 14 of this Agreement, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article 13 of this Agreement upon the dissolution of the Partnership.  The General Partner also may (i) make any adjustments that are necessary or appropriate to maintain equality between the aggregate Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q); and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations

Section 1.704-1(b).  In addition, the General Partner may adopt and employ such methods and procedures for (i) the maintenance of book and tax capital accounts; (ii) the determination and allocation of adjustments under Sections 704(c), 734, and 743 of the Code; (iii) the determination of Profit, Loss, taxable income and loss and items thereof under this Agreement and pursuant to the Code; (iv) the adoption of reasonable conventions and methods for the valuation of assets and the determination of tax basis; (v) the allocation of asset value and tax basis; and (vi) conventions for the determination of cost recovery, depreciation and amortization deductions, as it determines in its sole discretion are necessary or appropriate to execute the provisions of this Agreement, to comply with federal and state tax laws, and/or are in the best interest of the Partners.

ARTICLE 7 - MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1                                 Management

A.                                    Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner, in its capacity as such, shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership.  The General Partner may not be removed by the Limited Partners with or without cause, except with the consent of the General Partner, which consent may be withheld in its sole and absolute discretion.  In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to the other provisions hereof including Section 7.3 and Section 11.2, shall have full and exclusive power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 and to effectuate the purposes set forth in Section 3.1 (subject to the proviso in Section 3.2), including, without limitation:

(1)                                 the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will allow the Company to (i) meet its distribution requirement for qualification as a REIT as set forth in Section 857 of the Code and (ii) other than to the extent the Company elects to retain and pay income tax on its net capital gain, avoid or reduce any U.S. federal income or excise tax liability imposed by the Code., the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by deed, mortgage, deed of trust or other lien or encumbrance on the Partnership’s assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership;

(2)                                 the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership, the registration of any class of securities of the Partnership under the Exchange Act and the listing of any debt securities of the Partnership on any exchange;

(3)                                 subject to Section 11.2, the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership (including the exercise or grant of any conversion, option, privilege, or subscription right or other right available in connection with any assets at any time held by the Partnership) or the merger, consolidation, reorganization or other combination of the Partnership with or into another entity on such terms as the General Partner deems proper (all of the foregoing subject to any prior approval only to the extent required by Section 7.3);

(4)                                 the acquisition, disposition, mortgage, pledge, encumbrance or  hypothecation of any or all of the assets of the Partnership, and the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms the General Partner deems proper, including, without limitation, the financing of the conduct of the operations of the Company, the Partnership or any Subsidiary of the Company and/or the Partnership, the lending of funds to other Persons (including, without limitation, the Company or any Subsidiary of the Company and/or the Partnership) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which it has an equity investment, and the making of capital contributions and equity investments to its Subsidiaries;

(5)                                 the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Partnership or any Subsidiary of the Partnership, any other asset of the Partnership or any Subsidiary of the Partnership, or any Person in which the Partnership has made a direct or indirect equity investment;

(6)                                 the negotiation, execution, and performance of any contracts, leases, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership’s operations or the implementation of the General Partner’s powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership’s assets;

(7)                                 the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

(8)                                 the holding, managing, investing and reinvesting of cash and other assets of the Partnership;

(9)                                 the collection and receipt of revenues, rents and income of the Partnership;

(10)                          the establishment of one or more divisions of the Partnership, the selection and dismissal of employees (if any) of the Partnership or any Subsidiary of the Partnership (including, without limitation, employees having titles such as “president,”

“vice president,” “secretary” and “treasurer” ), and agents, outside attorneys, accountants, consultants and contractors of the Partnership, and the determination of their compensation and other terms of employment or hiring including waivers of conflicts of interest and the payment of their expenses and compensation out of the Partnership’s assets;

(11)                          the maintenance of such insurance (including, without limitation, directors and officers insurance) for the benefit of the Partnership, the Partners (including, without limitation, the Company) and the directors and officers thereof as the General Partner deems necessary or appropriate;

(12)                          the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures, corporations or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, any Subsidiary and any other Person in which it has an equity investment from time to time); provided that, as long as the Company has determined to continue to qualify as a REIT, the Partnership may not engage in any such formation, acquisition or contribution that would cause the Company to fail to qualify as a REIT;

(13)                          the filing of applications, communicating and otherwise dealing with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership’s assets or any other aspect of the Partnership business;

(14)                          taking of any action necessary or appropriate to comply with all regulatory requirements applicable to the Partnership in respect of its business, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports, filings and documents, if any, required under the Exchange Act, the Securities Act, or by National Securities Exchange requirements;

(15)                          the control of any matters affecting the rights and obligations of the Partnership and any Subsidiary of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment of, any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership or any Subsidiary of the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitration or other forms of dispute resolution, and the representation of the Partnership or any Subsidiary of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(16)                          the undertaking of any action in connection with the Partnership’s direct or indirect investment in any Subsidiary or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons, incurring indebtedness on behalf of, or guarantying the obligations of, any such Persons);

(17)                          the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as the General Partner may adopt;

(18)                          the enforcement of any rights against any Partner pursuant to representations, warranties, covenants and indemnities relating to such Partner’s contribution of property or assets to the Partnership;

(19)                          the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership or any Subsidiary of the Partnership;

(20)                          the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

(21)                          the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest pursuant to contractual or other arrangements with such Person;

(22)                          the making, execution and delivery of any and all deeds, leases, notes, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate, in the judgment of the General Partner, for the accomplishment of any of the powers of the General Partner enumerated in this Agreement;

(23)                          the maintenance of the Partnership’s books and records;

(24)                          the issuance of additional Partnership Units, as appropriate and in the General Partner’s sole and absolute discretion, in connection with capital contributions by Additional Limited Partners and additional capital contributions by Partners pursuant to Article 4 hereof;

(25)                          the selection and dismissal of General Partner employees (including, without limitation, employees having titles or offices such as president, vice president, secretary and treasurer), and agents, outside attorneys, accountants, consultants and contractors of the Partnership or the General Partner, the determination of their compensation and other terms of employment or hiring and the delegation to any such General Partner employee the authority to conduct the business of the Partnership in accordance with the terms of this Agreement;

(26)                          the distribution of cash to acquire Partnership Units held by a Limited Partner in connection with a Limited Partner’s exercise of its Redemption Right under Section 8.5 hereof;

(27)                          the collection and receipt of revenues and income of the Partnership;

(28)                          maintaining or causing to be maintained, the books and records of the Partnership to reflect accurately at all times the capital contributions and Percentage Interests of the Partners as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of Partnership Units, the admission of any Additional Limited Partner or Substituted Limited Partner or otherwise;

(29)                          any election to dissolve the Partnership pursuant to Section 13.1(A)(2);

(30)                          the registration of any class of securities under the Securities Act or the Exchange Act, and the listing of any debt securities of the Partnership on any exchange;

(31)                          the entering into of listing agreements with any National Securities Exchange and the listing of any securities of the Partnership on such exchange;

(32)                          the delisting of some or all of the Partnership Units from, or the requesting that trading be suspended on, any National Securities Exchange;

(33)                          the taking of any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as an association taxable as a corporation for U.S. federal income tax purposes or a “publicly traded partnership” for purposes of Section 7704 of the Code, including but not limited to imposing restrictions on transfers, restrictions on the number of Partners and restrictions on redemptions; and

(34)                          to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts that the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership (including, without limitation, all actions consistent with allowing the Company at all times to qualify as a REIT unless the Company voluntarily terminates its REIT status) and to possess and enjoy all the rights and powers of a general partner as provided by the Act.

B.                                    Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement (except as provided in Section 7.3), the Act or any applicable law, rule or regulation, to the fullest extent permitted under the Act or other applicable law, rule or regulation.  The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

C.                                    At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital and other reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

D.                                    At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the Properties,  (ii) liability insurance for the Indemnities hereunder and (iii) such other insurance as the General Partner, in its sole and absolute discretion, determines to be necessary.

E.                                     Except as provided in this Agreement with respect to the qualification of the Company as a REIT and as may be provided in a separate written agreement between the Partnership and a Limited Partner (or a direct or indirect owner thereof), in exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the Company) of any action taken (or not taken) by it.  Except as provided in this Agreement with respect to the qualification of the Company as a REIT and as may be provided in a separate written agreement between the Partnership and a Limited Partner, the General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

Section 7.2                                 Certificate of Limited Partnership

To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all of the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, or the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property.  Subject to the terms of Section 8.4A(4) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership or any amendment thereto to any Limited Partner.  The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and any other state, or the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property.

Section 7.3                                 Restrictions on General Partner Authority

The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement without the written Consent of a Majority in Interest of the Outside Limited Partners or such other percentage of the Limited Partners as may be specifically provided for under a provision of this Agreement and may not perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided herein or under the Act.

Section 7.4                                 Reimbursement of the General Partner and the Company

A.                                    Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Article 5 and Article 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as the General Partner of the Partnership.

B.                                    The Partnership shall be responsible for and shall pay all expenses relating to the Partnership’s, the General Partner’s and the Company’s organization, the ownership of their assets and their operations, including, without limitation, the Administrative Expenses.  Except to the extent provided in this Agreement, the General Partner, the Company and their Affiliates shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all such expenses.  The Partners acknowledge that all such expenses of the General Partner and/or the Company are deemed to be for the benefit of the Partnership.  Such reimbursement shall be in addition to any reimbursement made as a result of indemnification pursuant to Section 7.7.  In the event that certain expenses are incurred for the benefit of the Partnership and other entities (including the General Partner), such expenses will be allocated to the Partnership and such other entities in such a manner as the General Partner in its sole and absolute discretion deems fair and reasonable. To the extent permitted by law and subject to Section 6.1.K and Section 6.1.L, all payments and reimbursements hereunder shall be characterized for U.S. federal income tax purposes as expenses of the Partnership incurred on its behalf, and not as expenses of the General Partner.

C.                                    If the Company shall elect to purchase from its stockholders REIT Shares (i) for the purpose of delivering such REIT Shares to satisfy an obligation under any dividend reinvestment program adopted by the Company, any employee stock purchase plan adopted by the Company or any of its Subsidiaries, or any similar obligation or arrangement undertaken by the Company in the future or for the purpose of retiring such REIT Shares or (ii) for any other reason, the purchase price paid by the Company for such REIT Shares and any other expenses incurred by the Company in connection with such purchase shall be considered expenses of the Partnership and shall be advanced to the Company or reimbursed to the Company, subject to the conditions that: (a) if such REIT Shares subsequently are sold by the Company, the Company shall pay to the Partnership any proceeds received by the Company for such REIT Shares (which sales proceeds shall include the amount of dividends reinvested under any dividend reinvestment or similar program, provided that a transfer of REIT Shares for Partnership Units pursuant to Section 8.5 would not be considered a sale for such purposes), and (b) if such REIT Shares are not retransferred by the Company immediately after the purchase thereof, the Company shall cause the Partnership to redeem a number of Common Units held by the Company equal to the number of such REIT Shares divided by the Conversion Factor.

D.                                    As set forth in Section 4.2, but subject to Section 6.1, the Company shall be treated as having made a capital contribution in the amount of all expenses that the Company incurs relating to the Company’s offering of REIT Shares, other shares of capital stock of the Company or New Securities.

Section 7.5                                 Outside Activities of the General Partner and the Company

A.                                    The General Partner, the Company and any Affiliates of the General Partner or the Company may acquire Limited Partner Interests and shall be entitled to exercise all rights of a Limited Partner relating to such Limited Partner Interests.

B.                                    The Company may, in its sole and absolute discretion, from time to time hold or acquire assets in its own name or otherwise other than through the Partnership so long as either (i) the Company takes commercially reasonable measures to ensure that the economic benefits and burdens of such Property are otherwise vested in the Partnership, through assignment, mortgage loan or (ii) the Company determines based on applicable tax, legal, regulatory or similar considerations that it would be in the best interests of the Company and the Limited Partners for the Company to hold or acquire such assets on its own behalf and not on behalf of the Partnership; provided, however, that in the case of (ii), the General Partner shall make such adjustments to the allocations and distributions provisions of this Agreement and such other economics provisions as the General Partner determines are necessary or desirable, including, without limitation, the definition of “Conversion Factor,” in order to ensure, as nearly as possible (subject to compliance with the applicable tax, legal, regulatory or other consideration for the Company holding such asset) that the Limited Partners are in the same economic position that they would have been in had the Company acquired and held such assets solely through the Partnership.  Nothing contained herein shall be deemed to prohibit the Company from executing guarantees of Partnership debt.

Section 7.6                                 Contracts with Affiliates

A.                                    The Partnership may lend or contribute funds or other assets to any Subsidiary or other Persons in which it has an equity investment and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner.  The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

B.                                    Except as provided in Section 7.5, the Partnership may transfer assets to joint ventures, other partnerships, limited liability companies, business trusts, statutory trusts, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole and absolute discretion, believes are advisable.

C.                                    Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are determined by the General Partner in good faith to be fair and reasonable.

D.                                    The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt, on behalf of the Partnership, employee benefit plans, stock option plans, and similar plans (including without limitation plans that contemplate the issuance of LTIP Units) funded by the Partnership for the benefit of employees of the General Partner, the Partnership, any Subsidiary of the Partnership or any Affiliate of any

of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner or any Subsidiary of the Partnership.

Section 7.7                                 Indemnification

A.                                    To the fullest extent permitted by applicable law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys’ fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, subpoenas, requests for information, formal or informal investigations, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership or the Company or any of their Subsidiaries as set forth in this Agreement, in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith, constituted fraud or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful.  Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty (except a guaranty by a Limited Partner of nonrecourse indebtedness of the Partnership or as otherwise provided in any such loan guaranty) or otherwise for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness.  The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7A.  The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment does not create a presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.7A.  Any indemnification pursuant to this Section 7.7 or pursuant to any indemnity agreement permitted by this Section 7.7 shall be made only out of the assets of the Partnership and any insurance proceeds from the liability policy covering the General Partner and any Indemnitees, and neither the General Partner, the Company nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership, or otherwise provide funds, to enable the Partnership to fund its obligations under this Section 7.7 or under such indemnity agreements.

B.                                    To the fullest extent permitted by law, expenses incurred or expected to be incurred by an Indemnitee shall be paid or reimbursed by the Partnership in advance of the final disposition of any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative made or threatened against an Indemnitee upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.7 has been met and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

C.                                    The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitee is indemnified.

D.                                    The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

E.                                     For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by an Indemnitee of his, her or its duties to the Partnership also imposes duties on, or otherwise involves services by, an Indemnitee to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of Section 7.7; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

F.                                      In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

G.                                    An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

H.                                   The provisions of this Section 7.7 are for the benefit of the Indemnitees, their employees, officers, directors, trustees, heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.  Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the Partnership’s liability to any Indemnitee under this Section 7.7, as in effect immediately prior to such amendment, modification, or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

I.                                        Subject to Section 6.1L, it is the intent of the parties that any amounts paid by the Partnership to the General Partner or the Company pursuant to this Section 7.7 shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

Section 7.8                                 Liability of the General Partner and the Company

A.                                    Notwithstanding anything to the contrary set forth in this Agreement, to the maximum extent permitted by applicable law, none of the General Partner, the Company, nor any of their directors, officers, agents or employees shall be liable or accountable in monetary damages or otherwise to the Partnership, any Partners or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission unless the General Partner acted in bad faith and the act or omission was material to the matter giving rise to the loss, liability or benefit not derived.

B.                                    The Limited Partners expressly acknowledge that the General Partner is acting for the benefit of the Partnership, the Limited Partners and the Company’s stockholders collectively, and that the General Partner are under no obligation to consider or give priority to the separate interests of the Limited Partners or the Company’s stockholders (including, without limitation, the tax consequences to the Limited Partners, Assignees or the Company’s stockholders) in deciding whether to cause the Partnership to take (or decline to take) any actions.  Unless otherwise provided in a separate written agreement between the Partnership and a Limited Partner, if there is a conflict between the interests of the stockholders of the Company on one hand and the Limited Partners on the other hand, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either the stockholders of the Company or the Limited Partners; provided, however, that for so long as the Company owns a controlling interest in the Partnership, any such conflict that cannot be resolved in a manner not adverse to either the stockholders of the Company or the Limited Partners shall be resolved in favor of the stockholders of the Company.  Neither the General Partner nor the Company shall be liable under this Agreement to the Partnership or to any Partner for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions; provided that the General Partner has acted in good faith.

C.                                    Subject to its obligations and duties as General Partner set forth in Section 7.1A, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents.  The General Partner shall not be liable to the Partnership or any Partner for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

D.                                    Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the General Partner or the directors, officers or agents of the General Partner, the Company, or of the directors, officers, stockholders, employees or agents of the Company, or the Indemnitees, to the Partnership, the Partners or any other Person bound by this Agreement under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

E.                                     To the extent that, at law or in equity, the General Partner or the Company in its capacity as a Limited Partner, has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or the Limited Partners, neither the General Partner nor the Company shall be liable to the Partnership or to any other Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of the General Partner, the Company or any other Person under the Act or otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of the General Partner and the Company.

F.                                      Notwithstanding anything herein to the contrary, except for fraud, willful misconduct or gross negligence, or pursuant to any express indemnities given to the Partnership by any Partner pursuant to any other written instrument, no Partner shall have any personal liability whatsoever, to the Partnership or to the other Partner(s), for the debts or liabilities of the Partnership or the Partnership’s obligations hereunder, and the full recourse of the other Partner(s) shall be limited to the interest of that Partner in the Partnership. To the fullest extent permitted by law, no officer or director of the General Partner shall be liable to the Partnership for money damages except for (1) active and deliberate dishonesty established by a nonappealable final judgment or (2) actual receipt of an improper benefit or profit in money, property or services. Without limitation of the foregoing, and except for fraud, willful misconduct or gross negligence, or pursuant to any such express indemnity, no property or assets of any Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) and arising out of, or in connection with, this Agreement. This Agreement is executed by the officers of the General Partner solely as officers of the same and not in their own individual capacities.

Section 7.9                                 Other Matters Concerning the General Partner and the Company

A.                                    The General Partner and the Company may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

B.                                    The General Partner and the Company may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner and the Company reasonably believe to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

C.                                    The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and duly appointed attorney or attorneys-in-fact.  Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

D.                                    Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner or the Company on behalf of the Partnership or any decision of the General Partner or the Company to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Company to continue to qualify as a REIT, or (ii) to avoid the Company from incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

Section 7.10                          Title to Partnership Assets

Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof.  Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner.  Subject to Section 7.5, the General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner or such nominee or Affiliate for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable if failure to so vest such title would have a material adverse effect on the Partnership.  All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

Section 7.11                          Reliance by Third Parties

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without the consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership’s sole party in interest, both legally and beneficially.  Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing.  In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives.  Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying in good faith thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect; (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE 8 - RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 8.1                                 Limitation of Liability

No Limited Partner, including the Company, acting in its capacity as such, shall have any liability under this Agreement (other than for breach thereof) except as expressly provided in this Agreement or under the Act.

Section 8.2                                 Management of Business

No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership.  The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

Section 8.3                                 Outside Activities of Limited Partners

Subject to any other agreements with the Partnership, the General Partner or Subsidiaries thereof to the contrary, any Limited Partner (including, subject to Section 7.5 hereof, the Company) and any officer, director, employee, agent, trustee, Affiliate or stockholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership.  Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee.  Subject to such agreements, none of the Limited Partners (other than the Company) nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than the Limited Partners benefiting from the business conducted by the General Partner) and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner, the Company or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner, the Company or such other Person, could be taken by such Person.

Section 8.4                                 Rights of Limited Partners Relating to the Partnership

A.                                    In addition to the other rights provided by this Agreement or by the Act, and except as limited by Section 8.4C, each Limited Partner shall have the right, for a business purpose reasonably related to such Limited Partner’s interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner’s own expense (including such copying and administrative charges as the General Partner may establish from time to time):

(1)                                 to obtain a copy of the most recent annual and quarterly reports filed with the Commission by the Company pursuant to the Exchange Act;

(2)                                 to obtain a copy of the Partnership’s federal, state and local income tax returns for each Partnership Year;

(3)                                 to obtain a current list of the name and last known business, residence or mailing address of each Partner; and

(4)                                 to obtain a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement and the Certificate of Limited Partnership and all amendments thereto have been executed.

B.                                    The Partnership shall notify each Limited Partner, upon request, of the then current Conversion Factor and the REIT Shares Amount per Common Unit.

C.                                    Notwithstanding any other provision of this Section 8.4, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner believes to be in the nature of trade secrets or other information, the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business or (ii) the Partnership or the General Partner is required by law or by agreements with unaffiliated third parties to keep confidential.

Section 8.5                                 Redemption Right

A.                                    Except as otherwise set forth in any separate agreement entered into between the Partnership and a Limited Partner and subject to the terms and conditions set forth herein or therein, on or after the date that is 14 months from the date of issuance of a Common Unit to a Limited Partner, such Limited Partner (other than the Company or any Subsidiary of the Company) shall have the right (the “Redemption Right”) to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Common Units held by such Limited Partner (such Common Units being hereafter referred to as “Tendered Units”) in exchange for the Cash Amount; unless the terms of this Agreement or a separate agreement entered into between the Partnership and the Holder of such Common Units expressly provide that such Common Units are not entitled to the Redemption Right.  The Partnership may, in the General Partner’s sole and absolute discretion, redeem Tendered Units at the request of the Holder of such Common Units prior to the end of the applicable 14 month period (or such other period as may be specified in any separate agreement entered into between the Partnership and a Limited Partner). Unless otherwise expressly provided in this Agreement or in a separate agreement entered into between the Partnership and the Holders of such Common Units, all Common Units shall be entitled to the Redemption Right.  The Tendering Partner (as defined below) shall have no right, with respect to any Common Units so redeemed, to receive any distributions with a Partnership Record Date on or after the Specified Redemption Date.  Any Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Limited Partner who is exercising the right (the “Tendering Partner”).  The Cash Amount shall be payable in accordance with instructions set forth in the Notice of Redemption to the Tendering Partner on the Specified Redemption Date.  Any Common Units redeemed by the Partnership pursuant to this Section 8.5A shall be cancelled upon such redemption.

B.                                    Notwithstanding the provisions of Section 8.5A above, if a Limited Partner has delivered to the General Partner a Notice of Redemption then the Company may, in its sole and absolute discretion (subject to Section 8.5D), elect to assume and satisfy the Partnership’s Redemption Right obligation and acquire some or all of the Tendered Units from the Tendering Partner in exchange for the REIT Shares Amount (as of the Specified Redemption Date) and, if the Company so elects, the Tendering Partner shall sell the Tendered Units to the Company in exchange for the REIT Shares Amount.  In such event, the Tendering Partner shall have no right to cause the Partnership to redeem such Tendered Units.  The Company shall give such Tendering Partner written notice of its election on or before the close of business on the fifth Business Day after its receipt of the Notice of Redemption. The Tendering Partner shall submit (i) such information, certification or affidavit as the Company may reasonably require in connection with the application of the Ownership Limit to any such acquisition and (ii) such written representations, investment letters, legal opinions or other instruments necessary, in the Company’ view, to effect compliance with the Securities Act.  The REIT Shares Amount, if applicable, shall be delivered as duly authorized, validly issued, fully paid and nonassessable REIT Shares and, if applicable, free of any pledge, lien, encumbrance or restriction, other than those provided in the Articles of Incorporation or the Bylaws of the Company, the Securities Act, relevant state securities or blue sky laws and any applicable agreements with respect to such REIT Shares entered into by the Tendering Partner.  Notwithstanding any delay in such delivery (but subject to Section 8.5D), the Tendering Partner shall be deemed the owner of such REIT Shares for all purposes, including without limitation, rights to vote or consent, and receive dividends, as of the Specified Redemption Date.  In addition, the REIT Shares for which the Common Units might be exchanged shall also bear all legends deemed necessary or appropriate by the Company.  Neither any Tendering Partner whose Tendered Units are acquired by the Company pursuant to this Section 8.5B, any Partner, any Assignee nor any other interested Person shall have any right to require or cause the Company to register, qualify or list any REIT Shares owned or held by such Person, whether or not such REIT Shares are issued pursuant to this Section 8.5B, with the Commission, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange; unless subject to a separate written agreement pursuant to which the Company has granted registration or similar rights to any such Person.

C.                                    Each Tendering Partner covenants and agrees with the General Partner that all Tendered Units shall be delivered to the General Partner free and clear of all liens, claims and encumbrances whatsoever and should any such liens, claims and/or encumbrances exist or arise with respect to such Tendered Units, the General Partner shall be under no obligation to acquire the same. Each Tendering Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Tendered Units to the General Partner (or its designee), such Tendering Partner shall assume and pay such transfer tax. Each Tendering Partner further agrees to pay to the Partnership the amount of any Withholding Payment or other tax withholding due upon the redemption of Tendered Units and authorizes the Partnership to retain such portion of the Cash Amount as the Partnership reasonably determines is necessary to satisfy its Withholding Payment or other tax withholding obligations. In the event the Company elects to acquire some or all of the Tendered Units from the Tendering Partner in exchange for the REIT Shares Amount, the Tendering Partner agrees to pay to the Company the amount of any Withholding Payment or other tax withholding due upon the redemption of Tendered Units and, in the event the Tendering Partner has not paid or made arrangements satisfactory to the Company, it its sole discretion, to pay the amount of any such Withholding Payment or other tax withholding prior to the Specified Redemption Date, the Company, in its sole discretion, may elect to either cancel such exchange (in which case the Tendering Partner’s exercise of the Redemption Right will be null and void ab initio), satisfy such Withholding Payment or other tax withholding obligation by retaining REIT Shares with a fair market value, as determined by the Company in its sole discretion, equal to the amount of such obligation, or satisfy such Withholding Payment or other tax withholding obligation using amounts paid by the Partnership, which amounts shall be treated in the manner set forth in Section 5.6 (i.e., by treating such amount as a Withholding Payment).

D.                                    Notwithstanding the provisions of Section 8.5A, Section 8.5B, Section 8.5C or any other provision of this Agreement, a Limited Partner (i) shall not be entitled to effect the Redemption Right for cash or an exchange for REIT Shares to the extent that (if the Company were to elect to acquire the Tendered Units for REIT Shares in accordance with Section 8.5B) the ownership or right to acquire REIT Shares pursuant to such exchange by such Partner on the Specified Redemption Date could cause such Partner or any other Person to violate the Ownership Limit and (ii) shall have no rights under this Agreement to acquire REIT Shares which would otherwise be prohibited under the Articles of Incorporation. To the extent any attempted redemption or exchange for REIT Shares would be in violation of this Section 8.5D, it shall be null and void ab initio and such Limited Partner shall not acquire any rights or economic interest in the cash otherwise payable upon such redemption or the REIT Shares otherwise issuable upon such exchange.

E.                                     Notwithstanding anything herein to the contrary (but subject to Section 8.5D), with respect to any redemption or exchange for REIT Shares pursuant to this Section 8.5: (i) without the consent of the General Partner, each Limited Partner may effect the Redemption Right only one time in each fiscal quarter; (ii) without the consent of the General Partner, each Limited Partner may not effect the Redemption Right for less than 1,000 Common Units or, if the Limited Partner holds less than 1,000 Common Units, all of the Common Units held by such Limited Partner; (iii) without the consent of the General Partner, each Limited Partner may not effect the Redemption Right during the period after the Partnership Record Date with respect to a distribution and before the record date established by the Company for a distribution to its common stockholders of some or all of its portion of such distribution; (iv) the consummation of any redemption or exchange for REIT Shares shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and (v) each Tendering Partner shall continue to own all Common Units subject to any redemption or exchange for REIT Shares, and be treated as a Limited Partner with respect to such Common Units for all purposes of this Agreement, until such Common Units are either paid for by the Partnership pursuant to Section 8.5A hereof or transferred to the Company and paid for by the issuance of the REIT Shares, pursuant to Section 8.5B hereof on the Specified Redemption Date. Until a Specified Redemption Date, the Tendering Partner shall have no rights as a stockholder of the Company with respect to such Tendering Partner’s Common Units.

F.                                      All Common Units acquired by the Company pursuant to Section 8.5B hereof shall automatically, and without further action required, be converted into and deemed to be Limited Partner Interests and held by the Company in its capacity as a Limited Partner in the Partnership.

G.                                    In the event that the Partnership issues additional Partnership Interests to any Additional Limited Partner pursuant to Section 4.2, the General Partner shall make such revisions to this Section 8.5 as it determines are necessary to reflect the issuance of such additional Partnership Interests.

H.                                   For the avoidance of doubt, (i) any redemption or exchange for REIT Shares pursuant to this Section 8.5 is subject to Section 11.6.D-I and (ii) the General Partner may impose annual volume limits on redemptions (and transfers) as it determines are appropriate to avoid the Partnership being treated as a “publicly traded partnership” under Section 7704 of the Code.

I.                                        In the event that the General Partner is aware of audit or other formal or informal proceedings that could give rise to an Imputed Underpayment Amount with respect to any Tendered Units, the General Partner may condition any redemption or exchange of such Tendered Units on the Tendering Partner making arrangements (such as escrows or letters of credit) satisfactory to the General Partner to secure the Tendering Partner’s potential indemnification obligations should such proceedings lead to the imposition of an Imputed Underpayment Amount with respect to such Tendered Units.

ARTICLE 9- BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1                                 Records and Accounting

The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership’s business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3 hereof.  Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time.  The books of the Partnership shall be maintained for financial and tax reporting purposes, on an accrual basis in accordance with U.S. GAAP or such other basis as the General Partner determines to be necessary or appropriate.

Section 9.2                                 Taxable Year and Fiscal Year

The taxable year of the Partnership shall be the calendar year unless otherwise required by the Code.  Unless the General Partner otherwise elects, the fiscal year of the Partnership shall be the same as its taxable year.

Section 9.3                            Reports

A.                                    No later than the date on which the Company mails its annual report to its stockholders, the General Partner shall cause to be mailed to each Limited Partner, as of the close of the Partnership Year, an annual report containing financial statements of the Partnership, or of the Company if such statements are prepared solely on a consolidated basis with the Company, for such Partnership Year, presented in accordance with U.S. GAAP, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

B.                                    The General Partner shall cause to be mailed to each Limited Partner such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.

C.                                    The General Partner shall have satisfied its obligations under Section 9.3A and 9.3B by (i) to the extent the General Partner or the Partnership is subject to periodic reporting requirements under the Exchange Act, filing the quarterly and annual reports required thereunder within the time periods provided for the filing of such reports, including any permitted extensions, or (ii) posting or making available the reports required by this Section 9.3 on the website maintained from time to time by the Partnership or the Company, provided that such reports are able to be printed or downloaded from such website.

ARTICLE 10 - TAX MATTERS

Section 10.1                     Preparation of Tax Returns

The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use reasonable efforts to furnish, within ninety (90) days of the close of each Partnership Year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes.  Each Limited Partner shall promptly provide the General Partner with any information reasonably requested by the General Partner from time to time.

Section 10.2                     Tax Elections

A.                                    Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including, but not limited to, the election under Section 754 of the Code, and to take (or refrain from taking) any and all other actions with respect to taxes that the General Partner shall determine to take or refrain from taking.  The General Partner shall have the right to seek to revoke any such election it makes (including, without limitation, any election under Section 754 of the Code) upon the General Partner’s determination, in its sole and absolute discretion. Notwithstanding the foregoing, in making any such tax election, the General Partner, may, but shall be under no obligation (unless pursuant to a separate written agreement) to take into account the tax consequences to any Limited Partner resulting from any such election.

B.                                    To the extent provided for in Regulations, revenue rulings, revenue procedures and/or other IRS guidance issued after the date hereof, the Partnership is hereby authorized to, and at the direction of the General Partner shall, elect a safe harbor under which the fair market value of any Partnership Interests issued in connection with the performance of services after the effective date of such Regulations (or other guidance) will be treated as equal to the liquidation value of such Partnership Interests (i.e., a value equal to the total amount that would be distributed with respect to such interests if the Partnership sold all of its assets for their fair market value immediately after the issuance of such Partnership Interests, satisfied its liabilities (excluding any non-recourse liabilities to the extent the balance of such liabilities exceed the fair market value of the assets that secure them) and distributed the net proceeds to the Partners under the terms of this Agreement).  In the event that the Partnership makes a safe harbor election as described in the preceding sentence, each Partner hereby agrees to comply with all safe harbor requirements with respect to transfers of such Partnership Interests while the safe harbor election remains effective.

C.                                    A Partner’s “interest in partnership profits” for purposes of determining its share of the excess nonrecourse liabilities of the Partnership within the meaning of Regulations Section 1.752-3(a)(3) shall be such Partner’s Percentage Interest except as otherwise  determined by the General Partner in its sole discretion, consistent with Section 752 and the Treasury Regulations thereunder.

Section 10.3                     Partnership Representative

The General Partner (or its designee) shall be the “partnership representative” of the Partnership for purposes of Code Section 6223 and any corresponding provision of applicable federal, state, local and/or foreign law (the “Partnership Representative”), and on behalf of the Partnership, the General Partner (or its designee) shall be permitted to appoint any “designated individual” permitted under Treasury Regulations Sections 301.6223-1 and 301.6223-2 or any successor regulations or similar provisions of tax law, and unless the context otherwise requires, any reference to the Partnership Representative in this Agreement includes any “designated individual.”  The Partnership Representative shall be entitled to be reimbursed by the Partnership for all out-of-pocket costs and expenses incurred as a result of acting as the Partnership Representative in connection with any proceeding involving the Partnership and to be indemnified by the Partnership (solely out of Partnership assets) with respect to any action brought against it as a result of acting as Partnership Representative in connection with the resolution or settlement of any such proceeding.  Each Partner hereby agrees (i) to take such actions as may be required to effect the General Partner’s designation as the Partnership Representative, and on behalf of the Partnership, the General Partner’s (or its designee’s) appointment of any “designated individual,” and (ii) to cooperate to provide any information or take such actions as may be reasonably requested by the Partnership Representative in order to determine whether any Imputed Underpayment Amount may be modified pursuant to Code Section 6225(c) or any corresponding provision of applicable federal, state, local and/or foreign law and/or to allow the Partnership to make any such modification.  The provisions of this Section 10.3 and a Partner’s obligation to comply with this Section 10.3 shall survive any liquidation and dissolution of the Partnership and the transfer, assignment or liquidation of such Partner’s Partnership Interest.

The taking of any action and the incurring of any expense by the Partnership Representative in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the Partnership Representative and the provisions relating to indemnification of the General Partner set forth in Section 7.7 shall be fully applicable to the Partnership Representative in its capacity as such.  The Partnership Representative shall receive no compensation for its services.  All third-party costs and expenses incurred by the Partnership Representative in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership.  Nothing herein shall be construed to restrict the Partnership from engaging an accounting or law firm to assist the Partnership Representative in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

Section 10.4                     Organizational Expenses

The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership as provided in Section 709 of the Code.

ARTICLE 11 - TRANSFERS AND WITHDRAWALS

Section 11.1                     Transfer

A.                                    The term “transfer,” when used in this Article 11 with respect to a Partnership Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign all or any part of its General Partner Interest to another Person or by which a Limited Partner purports to assign all or any part of its Limited Partner Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by operation of law or otherwise.  The term “transfer” when used in this Article 11 does not include any redemption of Partnership Interests by the Partnership from a Limited Partner or any acquisition of Partnership Units from a Limited Partner by the Company pursuant to Section 8.5 except as otherwise provided herein.  No part of the interest of a Limited Partner shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement or consented to in writing by the General Partner.

B.                                    No Partnership Interest may be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11.  Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void ab initio unless consented to in writing by the General Partner, in its sole and absolute discretion.

Section 11.2                     Transfer of the Company’s and General Partner’s Partnership Interest and Limited Partner Interest; Extraordinary Transactions

A.                                    The General Partner may not transfer any of its General Partner Interest or withdraw as General Partner, and the Company may not, directly or through its wholly owned Subsidiaries, transfer any of its Limited Partner Interest or engage in an Extraordinary Transaction, except, in any such case, (i) if such Extraordinary Transaction, or such withdrawal or transfer, is pursuant to an Extraordinary Transaction that is permitted under Section 11.2B, (ii)

if the Majority in Interest of the Outside Limited Partners Consent to such withdrawal or transfer or Extraordinary Transaction or (iii) if such transfer is to an entity that is controlled by the Company (directly or indirectly), including any Qualified REIT Subsidiary or any other entity disregarded as an entity separate from the Company for U.S. federal income tax purposes.

B.                                    Notwithstanding any other provision of this Agreement, but subject to compliance with the terms and conditions of Section 1.12 of Exhibit C, the General Partner and the Company are permitted to engage (and cause the Partnership to participate) in the following transactions without the approval or vote of the Limited Partners:

(1)                                 (a) an Extraordinary Transaction in connection with which either (a) the Company is the surviving entity and the holders of REIT Shares are not entitled to receive any cash, securities, or other property in connection with such Extraordinary Transaction or (b) all Limited Partners (other than the Company) either will receive, or will have the right to elect to receive, for each Common Unit an amount of cash, securities and other property equal to the product of (x) the REIT Shares Amount multiplied by (y) the greatest amount of cash, securities and other property paid to a holder of one REIT Share in consideration of one such REIT Share pursuant to the terms of the Extraordinary Transaction during the period from and after the date on which the Extraordinary Transaction is consummated; provided that, if, in connection with the Extraordinary Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding REIT Shares, each holder of Common Units shall receive, or shall have the right to elect to receive, the greatest amount of cash, securities, or other property which such holder of Common Units would have received had it exercised its Redemption Right (as set forth in Section 8.5) and received REIT Shares in exchange for its Common Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer and then such Extraordinary Transaction shall have been consummated; or

(2)                                 an Extraordinary Transaction if: (a) immediately after such Extraordinary Transaction, substantially all of the assets directly or indirectly owned by the surviving entity, other than a direct or indirect interest in the Surviving Partnership (as defined below), are owned directly or indirectly by the Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Partnership (in each case, the “Surviving Partnership”); (b) the rights, preferences and privileges of the Common Unitholders in the Surviving Partnership are at least as favorable as those in effect immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the Surviving Partnership (who have, in either case, the rights of a “common” equity holder); and (c) such rights of the Common Unitholders include the right to exchange their Common Unit equivalent interests in the Surviving Partnership for at least one of: (x) the consideration available to such Common Unitholders pursuant to Section 11.2B(1) or (y) if the ultimate controlling person of the Surviving Partnership has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the determination of relative fair market value of such securities (as determined pursuant to Section 11.2C) and the REIT Shares.

C.                                    In connection with any transaction permitted by Section 11.2B(2), the relative fair market values shall be reasonably determined by the General Partner as of the time of such transaction and, to the extent applicable, shall be no less favorable to the Limited Partners than the relative values reflected in the terms of such transaction.

Section 11.3                     Limited Partners’ Rights to Transfer

A.                                    General.  Subject to the provisions of Sections 11.3D, 11.3E, 11.4 and 11.6, a Limited Partner (other than the Company) may transfer, without the consent of the General Partner, all or any portion of its Partnership Interest, or any of such Limited Partner’s economic rights as a Limited Partner.

B.                                    Incapacitated Limited Partners.  If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all of the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to transfer all or any part of his, her or its Partnership Interest.  The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

C.                                    Permitted Transfers. Subject to the provisions of Sections 11.3D, 11.3E, 11.4 and 11.6, a Limited Partner may transfer, with or without the consent of the General Partner, all or a portion of its Partnership Interests (i) in the case of a Limited Partner who is an individual, to a member of his Immediate Family, any trust formed for the benefit of himself and/or members of his Immediate Family, or any partnership, limited liability company, joint venture, corporation or other business entity comprised only of himself and/or members of his Immediate Family and entities the ownership interests in which are owned by or for the benefit of himself and/or members of his Immediate Family, (ii) in the case of a Limited Partner which is a trust, to the beneficiaries of such trust, (iii) in the case of a Limited Partner which is a partnership, limited liability company, joint venture, corporation or other business entity to which Partnership Interests were transferred pursuant to clause (i) above, to its partners, owners or stockholders, as the case may be, who are members of the Immediate Family of or are actually the Person(s) who transferred Partnership Units to it pursuant to clause (i) above and (iv) pursuant to applicable laws of descent or distribution.

D.                                    Unless a transfer of a Partnership Interest meets each of the following conditions it may not be made without the consent of the General Partner:

(1)                                 Such transfer is made only to Qualified Transferees or transferees permitted pursuant to Section 11.3C.

(2)                                 The transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such transferred Partnership Interest and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Limited Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the approval of the

General Partner, in its sole and absolute discretion.  Notwithstanding the foregoing, any transferee of any transferred Partnership Interest shall be subject to any and all Ownership Limitations, which may limit or restrict such transferee’s ability to exercise its Redemption Right.  Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder.  Unless admitted as a Substituted Limited Partner, no transferee, whether by voluntary transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5.

(3)                                 [Intentionally omitted].

E.                                     Notwithstanding any other provision of this Section 11.3, no Limited Partner may effect a transfer of its Partnership Units, in whole or in part, if, upon the advice of legal counsel for the Partnership, such proposed transfer would require the registration of the Partnership Units under the Securities Act or would otherwise violate any applicable federal or state securities or blue sky law (including investment suitability standards).  The General Partner may prohibit any transfer of Partnership Units by a Limited Partner unless it receives a written opinion of legal counsel (which opinion and counsel shall be reasonably satisfactory to the Partnership) to such Limited Partner to the effect that such transfer would not require filing of a registration statement under the Securities Act or would not otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Unit or, at the option of the Partnership, an opinion of legal counsel to the Partnership to the same effect.

Section 11.4                     Substituted Limited Partners

A.                                    No Limited Partner shall have the right to substitute a transferee as a Limited Partner in his, her or its place (including any transferees permitted by Section 11.3).  The General Partner shall, however, have the right to consent to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 11.4 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion.  The General Partner’s failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

B.                                    A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.  The admission of any transferee as a Substituted Limited Partner shall be conditioned upon the transferee executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement (and such other documents or instruments as may be required or advisable, in the sole and absolute discretion of the General Partner, to effect the admission, each in form and substance satisfactory to the General Partner).

C.                                    Upon the admission of a Substituted Limited Partner, the General Partner shall amend the books and records of the Partnership to reflect the name, address, number of Partnership Units and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

Section 11.5                     Assignees

If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee as a Substituted Limited Partner, as described in Section 11.4, such transferee shall be considered an Assignee for purposes of this Agreement.  An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Profit, Loss and any other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Units assigned to such transferee and the rights to transfer the Partnership Units in accordance with the provisions of this Article 11, but shall not be deemed to be a Holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to effect a Consent with respect to such Partnership Units on any matter presented to the Limited Partners for a vote (such right to Consent to the extent provided by this Agreement or under the Act remaining with the transferor Limited Partner).  In the event any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all of the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

Section 11.6                     General Provisions

A.                                    No Limited Partner may withdraw from the Partnership other than as a result of a permitted transfer of all of such Limited Partner’s Partnership Units in accordance with this Article 11 and the transferee of such Partnership Units being admitted to the Partnership as a Substituted Limited Partner or pursuant to a redemption of all of its Partnership Units under Section 8.5.

B.                                    Any Limited Partner who shall transfer all of its Partnership Units in a transfer permitted pursuant to this Article 11 where such transferee was admitted as a Substituted Limited Partner or pursuant to the exercise of its Redemption Right for all of its Partnership Units under Section 8.5 shall cease to be a Limited Partner; provided that after such transfer, exchange or redemption such Limited Partner owns no Partnership Interest.

C.                                    Transfers pursuant to this Article 11 may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner in its sole and absolute discretion otherwise agrees.

D.                                    If any Partnership Interest is transferred, assigned or redeemed during any quarterly segment of the Partnership’s Partnership Year in compliance with the provisions of this Article 11 or redeemed by the Partnership pursuant to Section 8.5 on any day other than the first day of a Partnership Year, then Profit, Loss, each item thereof and all other items attributable to such Partnership Interest for such Partnership Year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the “interim closing of the books” method or such other method (or combination of methods) selected by the General

Partner.  Solely for purposes of making such allocations, at the discretion of the General Partner, each of such items for the calendar month in which the transfer or assignment occurs shall be allocated to the transferee Partner, and none of such items for the calendar month in which a transfer or redemption occurs shall be allocated to transferor Partner or the Tendering Partner as the case may be; provided, however, that the General Partner may adopt such other conventions relating to allocations in connection with transfers, assignments or redemptions as it determines are necessary or appropriate.  All distributions attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such transfer, assignment, or redemption shall be made to the transferor Partner or the Tendering Partner, as the case may be, and in the case of a transfer or assignment other than a redemption, all distributions thereafter attributable to such Partnership Unit shall be made to the transferee Partner.

E.                                     In addition to any other restrictions on transfer herein contained, including without limitation the provisions of this Article 11, in no event may any transfer or assignment of a Partnership Interest by any Partner (including pursuant to a redemption or exchange for REIT Shares by the Partnership or the General Partner) be made (i) to any Person who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, of any component portion of a Partnership Unit, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Unit; (iv) except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, if upon the advice of legal counsel to the Partnership such transfer could cause a termination of the Partnership for any applicable tax purpose (except as a result of the redemption or exchange for REIT Shares of all Units held by all Limited Partners or pursuant to a transaction expressly permitted under Section 11.2); (v) if upon the advice of counsel to the Partnership such transfer could cause the Partnership to cease to be classified as a partnership for U.S. federal income tax purposes (except as a result of the redemption or exchange for REIT Shares of all Units held by all Limited Partners); (vi) if such transfer could, upon the advice of counsel to the Partnership, cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(e) of the Code); (vii) if such transfer could, upon the advice of counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101; (viii) except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, if such transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (ix) except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, if such transfer could cause the Partnership to fail to qualify for any of the Safe Harbors (as defined below) or cause the Partnership to derive income that is not “qualifying income” within the meaning of Section 7704(d) of the Code; (x) except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, if such transfer subjects the Partnership to be regulated under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended; (xi) if such transfer is made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion; and provided that, as a condition to granting such consent the lender may be required to enter into an arrangement with the borrower, the Partnership and the General Partner to redeem or exchange for the REIT Shares Amount any Partnership Units in which a security interest is held immediately prior to the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code; or (xii) if upon the advice of legal counsel for the Partnership such transfer could adversely affect the ability of the Company to continue to qualify as a REIT or, except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, subject the Company to any additional taxes under Section 857 or Section 4981 of the Code.

F.                                      The General Partner shall monitor the transfers of interests in the Partnership (including any acquisition of Common Units by the Partnership or the General Partner) to determine (i) if such interests could be treated as being traded on an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code and the regulations thereunder and (ii) whether such transfers of interests could result in the Partnership being unable to qualify for the “safe harbors” set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code) (the “Safe Harbors”). The General Partner shall have the authority (but shall not be required) to take any steps it determines are necessary or appropriate in its sole and absolute discretion (i) to prevent any trading of interests which could cause the Partnership to become a “publicly traded partnership,” within the meaning of Code Section 7704, or any recognition by the Partnership of such transfers, (ii) to insure that one or more of the Safe Harbors is met and/or (iii) to insure that the Partnership satisfies the “qualifying income” exemption of Section 7704(c) of the Code from treatment as a publicly traded partnership taxable as a corporation.

G.                                    Any Imputed Underpayment Amount that is allocable to a transferor or an assignor of a Partnership Interest or an interest in any applicable Subsidiary shall be treated as a Withholding Payment with respect to the applicable transferee or Assignee in accordance with Section 5.6.  Furthermore, except as otherwise agreed by the General Partner in its sole discretion, as a condition to any transfer or assignment, each transferor or assignor shall be required to agree (i) to continue to comply with the provisions of Section 10.3 notwithstanding such transfer or assignment and (ii) to indemnify and hold harmless the Partnership, any applicable Subsidiary and the General Partner from and against any and all liability with respect to the transferee’s or Assignee’s Withholding Payments resulting from Imputed Underpayment Amounts attributable to the transferor or assignor to the extent that the transferee or Assignee fails to do so.

H.                                   If the Partnership or any applicable Subsidiary is obligated to pay any taxes (including penalties, interest, costs, any addition to tax, and Withholding Payment or other tax withholdings or other amounts in the nature of a tax) to any governmental entity that is specifically attributable to a Partner or such Partner’s transferor or assignor or that is a result of any transfer or assignment of a Partnership Interest or an interest in any applicable Subsidiary, including, without limitation, on account of Sections 864 or 1446 of the Code, then (x) such Persons shall indemnify the Partnership or applicable Subsidiary in full for the entire amount paid or payable, (y) the General Partner may offset future distributions from such Persons pursuant to Article 5 to which such Person is otherwise entitled under this Agreement against such Person’s obligation to indemnify the Partnership or applicable Subsidiary under this Section 11.6 and (z) such amounts shall be treated as a Withholding Payment pursuant to this Section 5.6 with respect to both such former Partner and such former Partner’s transferee(s) or Assignee(s), as applicable, in each case, without duplication of any indemnification for Withholding Payments made under Section 5.6.

I.                                        Notwithstanding anything in this Agreement to the contrary, except as otherwise agreed by the General Partner in its sole discretion, as a condition to any proposed transfer:

(1)                                 if the Limited Partner who proposes to transfer or assign its Partnership Interest or an interest in any applicable Subsidiary (or if such Limited Partner is a disregarded entity for U.S. federal income tax purposes, the first direct or indirect beneficial owner of such Limited Partner that is not a disregarded entity (the “Limited Partner’s Owner”)) is a “United States person” as defined in Section 7701(a)(30) of the Code, then such Limited Partner (or the Limited Partner’s Owner, if applicable) shall complete and provide to both of the transferee or Assignee and the Partnership, a duly executed affidavit in the form provided to such transferor or assignor by the Partnership, certifying, under penalty of perjury, that the Limited Partner (or Limited Partner’s Owner, if applicable) is not a foreign person, nonresident alien, foreign corporation, foreign partnership, foreign trust, or foreign estate (as such terms are defined under the Code and applicable United States Treasury Regulations, including for purposes of Code Sections 1445 and 1446) and the Limited Partner’s (or Limited Partner’s Owner’s, if applicable) United States taxpayer identification number, or;

(2)                                 if the Limited Partner who proposes to transfer or assign its Partnership Interest or an interest in any applicable Subsidiary (or if such Limited Partner is a disregarded entity for U.S. federal income tax purposes, the Limited Partner’s Owner) is not “United States person” as defined in Section 7701(a)(30) of the Code, then such transferor and transferee or such assignor and Assignee, as applicable, shall jointly provide to the Partnership written proof reasonably satisfactory to the General Partner that any applicable Withholding Payment or any other withholding tax that may be imposed on such transfer or assignment (including, but not limited to, pursuant to Sections 864 and 1446 of the Code) and any related tax returns or forms that are required to be filed, have been, or will be, timely paid and filed, as applicable.

ARTICLE 12- ADMISSION OF PARTNERS

Section 12.1                     Admission of Successor General Partner

A successor to all of the General Partner’s General Partner Interest pursuant to Section 11.2 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer.  Any such transferee shall carry on the business of the Partnership without dissolution.  In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.  In the case of such admission on any day other than the first day of a Partnership Year, all items attributable to the General Partner Interest for such Partnership Year shall be allocated between the transferring General Partner and such successor as provided in Article 11.

Section 12.2                     Admission of Additional Limited Partners

A.                                    After the date hereof, a Person (other than an existing Partner) who makes a capital contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person’s admission as an Additional Limited Partner.

B.                                    Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the written consent of the General Partner, which consent may be given or withheld in the General Partner’s sole and absolute discretion.  The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the written consent of the General Partner to such admission.

C.                                    If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Profit, Loss, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using any method(s) permitted by law and selected by the General Partner consistent with the provisions of Section 11.6D.  All distributions with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees, other than the Additional Limited Partner and all distributions thereafter shall be made to all of the Partners and Assignees including such Additional Limited Partner.

Section 12.3                     Amendment of Agreement and Certificate of Limited Partnership

For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement and amend the books and records of the Partnership and, if required by law, shall prepare and file an amendment to the Certificate of Limited Partnership and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

ARTICLE 13 - DISSOLUTION, LIQUIDATION AND TERMINATION

Section 13.1                     Dissolution

A.                                    The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General

Partner in accordance with the terms of this Agreement.  Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership.  The Partnership shall dissolve, and its affairs shall be wound up, only upon the first to occur of any of the following (each, a “Liquidating Event”):

(1)                                 an event of withdrawal of the General Partner, as defined in the Act (other than an event of bankruptcy), unless, within ninety (90) days after such event of withdrawal a majority of the Percentage Interests held by the Limited Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;

(2)                                 an election to dissolve the Partnership made by the General Partner, in its sole and absolute discretion;

(3)                                 entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

(4)                                 a Terminating Capital Transaction;

(5)                                 the Incapacity of the General Partner, unless all of the remaining Partners in their sole and absolute discretion agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such Incapacity, of a successor General Partner; or

(6)                                 a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to the entry of such order or judgment all of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a successor General Partner.

Section 13.2                     Winding Up

A.                                    Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners.  No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs.  The General Partner, or, in the event there is no remaining General Partner, any Person elected by vote of the Limited Partners (the General Partner or such other Person being referred to herein as the “Liquidator”), shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in the Company) shall be applied and distributed in the following order:

(1)                                 First, to the payment and discharge of all of the Partnership’s debts and liabilities;

(2)                                 The balance, if any, to all Partners with positive Capital Accounts in accordance with their respective positive Capital Account balances, determined after all adjustments made in accordance with Article 6 resulting from Partnership operations and from all sales and dispositions of all or any part of the Partnership’s assets.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13, other than reimbursement of its expenses as provided in Section 7.4.  Any distributions pursuant to this Section 13.2A shall be made by the end of the Partnership’s taxable year in which the Liquidating Event occurs (or, if later, within ninety (90) days after the date of the Liquidating Event). To the extent deemed advisable by the General Partner, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations.

B.                                    Notwithstanding the provisions of Section 13.2A which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2A, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation.  Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time.  The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

Section 13.3                     Deficit Capital Account Restoration Obligation

If the General Partner has a deficit balance in its Capital Account at such time as the Partnership (or the General Partner’s interest therein, including its interest as a Limited Partner) is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) (after giving effect to all contributions, distributions and allocations for the taxable years, including the year during which such liquidation occurs), the General Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(3).  If any Limited Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for the taxable years, including the year during which such liquidation occurs), such Limited Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit at any time shall not be considered a Debt owed to the Partnership or to any other Person for any purpose whatsoever, except to the extent otherwise expressly agreed to by such Partner and the Partnership.

Section 13.4                     Compliance with Timing Requirements of Regulations

A.                                    In the discretion of the Liquidator or the General Partner, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article 13 may be:

(1)                                 distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership.  The assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the Liquidator or the General Partner, in the same proportions and the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement; or

(2)                                 withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners in the manner and order of priority set forth in Section 13.2A as soon as practicable.

Section 13.5                     Deemed Distribution and Recontribution

[Intentionally omitted.]

Section 13.6                     Rights of Limited Partners

Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership.  Except as otherwise provided in this Agreement, no Limited Partner shall have priority over any other Partner as to the return of its Capital Contributions, distributions or allocations.

Section 13.7                     Notice of Dissolution

In the event a Liquidating Event occurs or an event occurs that would, but for an election or objection by one or more Partners pursuant to Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners.

Section 13.8                     Cancellation of Certificate of Limited Partnership

Upon the completion of the liquidation of the Partnership’s assets, as provided in Section 13.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed, and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 13.9                     Reasonable Time for Winding-Up

A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

Section 13.10              Waiver of Partition

Each Partner, on behalf of itself and its successors, hereby waives any right to partition of the Partnership property.

Section 13.11              Liability of Liquidator

Any Liquidator shall be indemnified and held harmless by the Partnership in the same manner and to the same degree as an Indemnitee may be indemnified pursuant to Section 7.7 hereof.

ARTICLE 14 - AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

Section 14.1                     Procedures for Actions and Consents of Partners

A.                                    The actions requiring Consent of any Partner or Partners pursuant to this Agreement, including Section 7.3 and Section 11.2 hereof, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article 14.

Section 14.2                     Amendments

A.                                    Amendments to this Agreement requiring the Consent of Limited Partners may only be proposed by the General Partner.  Following such proposal, the General Partner shall submit any proposed amendment to the Limited Partners and shall seek the Consent of the Limited Partners entitled to vote thereon on any such proposed amendment in accordance with Section 14.3 hereof.  Except as set forth below in Section 14.2B, Section 14.2C and Section 14.2D or as otherwise expressly provided in this Agreement, a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and it receives the Consent of Limited Partners holding a majority of the Common Units held by Limited Partners (including Limited Partner Units held by the Company and its Affiliates); provided that an action shall become effective at such time as the requisite Consents are received by the General Partner even if prior to such specified time.

B.                                    The General Partner shall have the exclusive power without the prior Consent of the Limited Partners to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(1)                                 to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

(2)                                 to reflect the issuance of additional Partnership Interests pursuant to Section 4.2 or the admission, substitution or withdrawal of Partners or the termination of the Partnership in accordance with this Agreement, and to amend the books and records of the Partnership (including Exhibit A) in connection with such admission, substitution or withdrawal;

(3)                                 to set forth or amend the designations, rights, powers, duties and preferences of the Holders of any additional Partnership Interests issued pursuant to this Agreement;

(4)                                 to reflect any changes that do not, individually or in the aggregate, have a material adverse effect on the rights of the Limited Partners hereunder, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

(5)                                 to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

(6)                                 to reflect such changes as are reasonably necessary for the Company to maintain its status as a REIT, including changes which may be necessitated due to a change in applicable law (or an authoritative interpretation thereof) or a ruling of the IRS;

(7)                                 to reflect the transfer of all or any part of a Partnership Interest among the General Partner, and any Qualified REIT Subsidiary or other entity that is disregarded as an entity separate from the General Partner for U.S. federal income tax purposes;

(8)                                 to modify, as set forth in Section 6.2, the manner in which Capital Accounts are computed;

(9)                                 to reflect any modification to this Agreement as is necessary or desirable (as determined by the General Partner in its sole and absolute discretion), including, without limitation, the definition of “Conversion Factor,” to reflect the direct ownership of assets by the Company; and

(10)                          to reflect any modification to any provisions of this Agreement that authorizes the General Partner to make amendments without the Consent of the Limited Partners or any other Person.

The General Partner will provide notice to the Limited Partners when any action under this Section 14.2B is taken in the next regular communication to the Limited Partners.

C.                                    Except as set forth in Section 14.2B above, without the Consent of a Majority in Interest of the Outside Limited Partners, this Agreement shall not be amended in a manner that disproportionately effects such Limited Partners, if such amendment would amend Section 4.2, Article 5, Article 6, Article 7, Section 8.5, Section 11.2 or this Section 14.2C (to reduce the items requiring the Consent described herein).

D.                                    This Agreement shall not be amended, and no action may be taken by the General Partner, without the Consent of each Partner whose rights under this Agreement are adversely affected thereby if such amendment or action would (i) convert a Limited Partner Interest in the Partnership into a General Partner Interest (except as a result of the General Partner acquiring such Partnership Interest), (ii) modify the limited liability of a Limited Partner or (iii) amend this Section 14.2D (to reduce the items requiring the Consent described herein).  Any such amendment or action Consented to by a Partner shall be effective as to that Partner, notwithstanding the absence of such Consent by any other Partners.

E.                                     Notwithstanding anything in this Article 14 or elsewhere in this Agreement to the contrary, any amendment and restatement of Exhibit A hereto by the General Partner to reflect events or changes otherwise authorized or permitted by this Agreement, whether pursuant to Section 7.1A(27) hereof or otherwise, shall not be deemed an amendment of this Agreement and may be done at any time and from time to time, as necessary by the General Partner without the Consent of the Limited Partners.

Section 14.3                     Meetings of the Partners

A.                                    Meetings of the Partners may only be called by the General Partner.  The request shall state the nature of the business to be transacted.  Notice of any such meeting shall be given to all Partners not less than seven (7) days nor more than sixty (60) days prior to the date of such meeting.  Partners may vote in person or by proxy at such meeting.  Whenever the vote or Consent of the Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of the Partners or may be given in accordance with the procedure prescribed in Section 14.1.  Except as otherwise expressly provided in this Agreement, the Consent of holders of a majority of the Common Units held by Limited Partners (including Common Units held by the Company and its Affiliates) shall control.

B.                                    Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a Consent in writing or by electronic transmission setting forth the action so taken or consented to is signed by a majority of the Common Units of the Partners (or such other percentage as is expressly required by this Agreement).  Such Consent may be in one instrument or in several instruments, and shall have the same force and effect as the affirmative vote of such Partners at a meeting of the Partners.  Such Consent shall be filed with the General Partner.  An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.  For purposes of obtaining a Consent in writing or by electronic transmission to any matter, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a Consent that is consistent with the General Partner’s recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite Consents are received even if prior to such specified time.

C.                                    Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting.  Every proxy must be signed by the Limited Partner or his attorney-in-fact.  A proxy may be granted in writing, by means of electronic transmission or as otherwise permitted by applicable law.  No proxy shall be valid after the expiration of twelve (12) months from the date thereof unless otherwise provided in the proxy.  Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership’s receipt of written notice of such revocation from the Limited Partner executing such proxy.

D.                                    The General Partner may set, in advance, a record date for the purpose of determining the Partners (i) entitled to Consent to any action, (ii) entitled to receive notice of or vote at any meeting of the Partners or (iii) in order to make a determination of Partners for any other proper purpose.  Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of the Partners, not less than ten (10) days, before the date on which the meeting is to be held or Consent is to be given.  If no record date is fixed, the record date for the determination of Partners entitled to notice of or to vote at a meeting of the Partners shall be at the close of business on the day on which the notice of the meeting is sent, and the record date for any other determination of Partners shall be the effective date of such Partner action, distribution or other event. When a determination of the Partners entitled to vote at any meeting of the Partners has been made as provided in this section, such determination shall apply to any adjournment thereof.

E.                                     Each meeting of the Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate.  Without limitation, meetings of the Partners may be conducted in the same manner as meetings of the Company’s stockholders and may be held at the same time, and as part of, meetings of the Company’s stockholders.

F.                                      On matters on which Limited Partners are entitled to vote, each Limited Partner shall have a vote equal to the number of Partnership Units held.

ARTICLE 15 - GENERAL PROVISIONS

Section 15.1                     Addresses and Notice

Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by certified first class United States mail, return receipt requested, nationally recognized overnight delivery service, electronic mail or facsimile transmission (with receipt confirmed) to the Partner or Assignee at the address set forth on Exhibit A or such other address of which the Partner shall notify the General Partner in writing.  Notices to the General Partner and the Partnership shall be delivered at or mailed to its principal office address set forth in Section 2.3.  The General Partner and the Partnership may specify a different address by notifying the Limited Partners in writing of such different address.

Section 15.2                     Titles and Captions

All article or section titles or captions in this Agreement are for convenience only.  They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof.  Except as specifically provided otherwise, references to “Articles” and “Sections” are to Articles and Sections of this Agreement.

Section 15.3                     Pronouns and Plurals

Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 15.4                     Further Action

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.5                     Binding Effect

Subject to the terms set forth herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.6                     No Third-Party Rights Created Hereby

Other than as expressly set forth herein with respect to Indemnitees, the provisions of this Agreement are solely for the purpose of defining the interests of the Holders, inter se; and no other person, firm or entity (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans to the Partnership or to pursue any other right or remedy hereunder or at law or in equity. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may any such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or any of the Partners.

Section 15.7                     Waiver

A.                                    No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

B.                                    The restrictions, conditions and other limitations on the rights and benefits of the Limited Partners contained in this Agreement, and the duties, covenants and other requirements of performance or notice by the Limited Partners, are for the benefit of the Partnership and, except for an obligation to pay money to the Partnership, may be waived or relinquished by the General Partner, in its sole and absolute discretion, on behalf of the Partnership in one or more instances from time to time and at any time; provided, however, that any such waiver or relinquishment may not be made if it would have the effect of (i) creating liability for any other Limited Partner, (ii) causing the Partnership to cease to qualify as a limited partnership, (iii) reducing the amount of cash otherwise distributable to the Limited Partners (other than any such reduction that affects all of the Limited Partners holding the same class or series of Partnership Units on a uniform or pro rata basis, if approved by a majority of the Limited Partners holding such class or series of Partnership Units), (iv) resulting in the classification of the Partnership as an association or publicly traded partnership taxable as a corporation for federal income tax purposes or (v) violating the Securities Act, the Exchange Act or any state “blue sky” or other securities laws; and provided, further, that any waiver relating to compliance with the Ownership Limit or other restrictions in the Articles of Incorporation shall be made and shall be effective only as provided in the Articles of Incorporation.

Section 15.8                     Counterparts

This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.  Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 15.9                     Applicable Law; Waiver of Jury Trial

A.                                    This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

B.                                    Each Partner hereby (i) submits to the non-exclusive jurisdiction of any state or federal court sitting in the State of Delaware (collectively, the “Delaware Courts”), with respect to any dispute arising out of this Agreement or any transaction contemplated hereby to the extent such courts would have subject matter jurisdiction with respect to such dispute, (ii) to the fullest extent permitted by law, irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of any of the Delaware Courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, or that the venue of the action is improper, (iii) to the fullest extent permitted by law, agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered to such Partner at such Partner’s last known address as set forth in the Partnership’s books and records, and (iv) to the fullest extent permitted by law, irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

Section 15.10                   Invalidity of Provisions

If any provision of this Agreement shall to any extent be held void or unenforceable (as to duration, scope, activity, subject or otherwise) by a court of competent jurisdiction, such provision shall be deemed to be modified so as to constitute a provision conforming as nearly as possible to the original provision while still remaining valid and enforceable.  In such event, the remainder of this Agreement (or the application of such provision to persons or circumstances other than those in respect of which it is deemed to be void or unenforceable) shall not be affected thereby.  Each other provision of this Agreement, unless specifically conditioned upon the voided aspect of such provision, shall remain valid and enforceable to the fullest extent permitted by law; any other provisions of this Agreement that are specifically conditioned on the voided aspect of such invalid provision shall also be deemed to be modified so as to constitute a provision conforming as nearly as possible to the original provision while still remaining valid and enforceable to the fullest extent permitted by law.

Section 15.11                   No Rights as Stockholders

Nothing contained in this Agreement shall be construed as conferring upon the Holders of Partnership Units any rights whatsoever as stockholders of the Company, including without limitation, any right to receive dividends or other distributions made to stockholders or to vote or consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter.

Section 15.12                   Entire Agreement

This Agreement and the exhibits attached hereto contain the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.  Notwithstanding anything to the contrary in this Agreement, the Partners hereby acknowledge and agree that the General Partner, on its own behalf and/or on behalf of the Partnership, without the approval of any Limited Partner, may enter into side letters or similar written agreements with Limited Partners that are not Affiliates of the General Partner, executed contemporaneously with the admission of such Limited Partner to the Partnership, which have the effect of establishing rights under, or altering or supplementing, the terms hereof, as negotiated with such Limited Partner and which the General Partner in its sole and absolute discretion deems necessary, desirable or appropriate. The parties hereto agree that any terms, conditions or provisions contained in such side letters or similar written agreements with a Limited Partner shall govern with respect to such Limited Partner notwithstanding the provisions of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Agreement of Limited Partnership as of the date first written above.

GENERAL PARTNER:

DiamondRock Hospitality Company

By:	/s/ Jay L. Johnson
Name: Jay L. Johnson
Title: Executive Vice President and Chief Financial Officer

LIMITED PARTNER:

DiamondRock Hospitality, LLC

By:	DiamondRock Hospitality Company, its sole Member

By:	/s/ Jay L. Johnson
Name: Jay L. Johnson
Title: Executive Vice President and Chief Financial Officer

Signature Page to Amended and Restated Agreement of

Limited Partnership of DiamondRock Hospitality Limited Partnership

FORM OF LIMITED PARTNER SIGNATURE PAGE

The undersigned, desiring to become one of the named Limited Partners of DiamondRock Hospitality Limited Partnership, hereby becomes a party to the Amended and Restated Agreement of Limited Partnership of DiamondRock Hospitality Limited Partnership by and among DiamondRock Hospitality Company and such Limited Partners, dated as of             , 2018 as amended.  The undersigned agrees that this signature page may be attached to any counterpart of said Amended and Restated Agreement of Limited Partnership.

Signature Line for Limited Partner:	[Name]

By:
Name:
Title:
Date:

Address of Limited Partner:

Exhibit A

[See attached]

A-1

Exhibit B

Notice of Redemption

The undersigned Limited Partner or Assignee hereby irrevocably (i) redeems            Common Units in DiamondRock Hospitality Limited Partnership in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of DiamondRock Hospitality Limited Partnership (the “Agreement”) and the Redemption Right referred to therein; (ii) surrenders such Common Units and all right, title and interest therein; and (iii) directs that the Cash Amount or REIT Shares Amount (as determined by the General Partner) deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if REIT Shares are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below.  The undersigned hereby, represents, warrants, and certifies that the undersigned (a) has marketable and unencumbered title to such Common Units, free and clear of the rights or interests of any other Person; (b) has the full right, power, and authority to redeem and surrender such Common Units as provided herein; and (c) has obtained the consent or approval of all Persons, if any, having the right to consent or approve such redemption and surrender.

All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the Agreement.

Dated:

Name of Limited Partner or Assignee:
Please Print

(Signature of Limited Partner or Assignee)

(Street Address)

	(City)	(State)	(Zip Code)

Medallion Guarantee:

If REIT Shares are to be issued, issue to:

Name:

Please insert social security or identifying number:

B-1

Exhibit C

LTIP Units

The following are certain additional terms of the LTIP Units:

1.1                               Designation.  A class of Partnership Units in the Partnership designated as the “LTIP Units” is hereby established. LTIP Units are intended to qualify as “profits interests” in the Partnership. The number of LTIP Units that may be issued shall not be limited.

1.2                               Vesting.  LTIP Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of an award, vesting or other similar agreement (a “Vesting Agreement”), between the Partnership or the General Partner (on behalf of the Partnership) and a holder of LTIP Units. The terms of any Vesting Agreement may be modified from time to time in accordance with their terms.  LTIP Units that have vested and are no longer subject to forfeiture under the terms of a Vesting Agreement are referred to as “Vested LTIP Units”; all other LTIP Units are referred to as “Unvested LTIP Units.” Subject to the terms of any Vesting Agreement, a holder of LTIP Units shall be entitled to transfer his or her LTIP Units to the same extent, and subject to the same restrictions as holders of Common Units are entitled to transfer their Common Units pursuant to Article 11 of the Agreement.

1.3                               Forfeiture or Transfer of Unvested LTIP Units.  Unless otherwise specified in the relevant Vesting Agreement, upon the occurrence of any event specified in a Vesting Agreement as resulting in either the forfeiture of any LTIP Units, or the repurchase by the Partnership or the General Partner of LTIP Units at a specified purchase price, then, upon the occurrence of the circumstances resulting in such forfeiture or repurchase by the Partnership or the General Partner, the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose, or as transferred to the Partnership or General Partner, as applicable. Unless otherwise specified in the Vesting Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with a record date prior to the effective date of the forfeiture.

1.4                               Legend.  Any certificate evidencing an LTIP Unit shall bear an appropriate legend indicating that additional terms, conditions and restrictions on transfer, including without limitation, any Vesting Agreement, apply to the LTIP Unit.

1.5                               Distributions.  The distributions to which holders of LTIP Units will be entitled with respect to their LTIP Units will be determined in accordance with the terms of the Agreement, including, without limitation, Article 5 and Article 13 thereof.

1.6                               Allocations.  The allocations to which holders of LTIP Units will be entitled with respect to their LTIP Units will be determined in accordance with the terms of the Agreement, including, without limitation, Article 6 thereof.

1.7                               Adjustments.  If an LTIP Unit Adjustment Event (as defined below) occurs, then the General Partner shall make a corresponding adjustment to the LTIP Units to maintain the same correspondence between Common Units and LTIP Units as existed prior to such LTIP Unit Adjustment Event.  The following shall be “LTIP Unit Adjustment Events”: (A) the Partnership makes a distribution on all outstanding Common Units in Partnership Units, (B) the Partnership subdivides the outstanding Common Units into a greater number of units or combines the outstanding Common Units into a smaller number of units, or (C) the Partnership issues any Partnership Units in exchange for its outstanding Common Units by way of a reclassification or recapitalization of its Common Units. If more than one LTIP Unit Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every LTIP Unit Adjustment Event as if all LTIP Unit Adjustment Events occurred simultaneously.  If the Partnership takes an action affecting the Common Units other than actions specifically described above as LTIP Unit Adjustment Events and in the opinion of the General Partner such action would require an adjustment to the LTIP Units to maintain the correspondence between Common Unit and LTIP Units as existed prior to such action, the General Partner shall make such adjustment to the LTIP Units, to the extent permitted by law and by the terms of any plan pursuant to which the LTIP Units have been issued, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances to maintain such correspondence.  If an adjustment is made to the LTIP Units as herein provided, the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate, the Partnership shall mail a notice to each holder of LTIP Units setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment.

1.8                               Conversion of LTIP Units into Common Units.  LTIP Units shall automatically convert into an equal number of Common Units, giving effect to all adjustments (if any) made pursuant to Section 1.7, on the later to occur of (i) the date on which such LTIP Units become Vested LTIP Units and (ii) the date on which the Book-Up Target for such LTIP Units becomes zero (the “LTIP Unit Conversion Date”).  Any such conversion shall occur automatically after the close of business on the applicable LTIP Unit Conversion Date without any action on the part of such holder of LTIP Units, as of which time such holder of LTIP Units shall be credited on the books and records of the Partnership with the issuance as of the opening of business on the next day of the number of Common Units issuable upon such conversion.

1.9                               [INTENTIONALLY OMITTED].

1.10                        [INTENTIONALLY OMITTED].

1.11                        Treatment of Capital Account.  For purposes of making future allocations under Section 6.1I of this Agreement, the portion of the Economic Capital Account Balance of the applicable holder of LTIP Units that is treated as attributable to his or her LTIP Units shall be reduced, as of the date of conversion, by the product of the number of LTIP Units converted into Common Units and the Common Unit Economic Balance with respect to such converted LTIP Unit, provided that for the avoidance of doubt, the amount of such reduction shall instead be attributable to the Economic Capital Account Balance that is attributable to the Common Units into which such LTIP Units were converted.

1.12                        Conversion in Connection with a Transaction.

(a)                                 If the Partnership or the General Partner shall be a party to any transaction (including without limitation a merger, consolidation, unit exchange, self-tender offer for all or substantially all Common Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets, but excluding any transaction which constitutes an LTIP Unit Adjustment Event), in each case as a result of which Common Units shall be exchanged for or converted into the right, or the holders of Common Units shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a “Transaction”), then, immediately prior to the Transaction, any LTIP Units that will become eligible for conversion in connection with the Transaction in accordance with Section 1.8 shall automatically convert into an equal number of Common Units, giving effect to all adjustments (if any) made pursuant to Section 1.7, and taking into account any allocations that occur in connection with the Transaction or that would occur in connection with the Transaction if the assets of the Partnership were sold at the Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Partnership Units in the context of the Transaction (in which case the LTIP Unit Conversion Date shall be the effective date of the Transaction and the conversion shall occur immediately prior to the effectiveness of the Transaction).

(b)                                 In anticipation of such automatic LTIP Unit conversion and the consummation of the Transaction, the Partnership shall cause each holder of LTIP Units to be afforded the right to receive in connection with such Transaction in consideration for the Common Units into which his or her LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Transaction by a holder of the same number of Common Units, assuming such holder of Common Units is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an Affiliate of a Constituent Person. In the event that holders of Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Transaction, prior to such Transaction the General Partner shall give prompt written notice to each holder of LTIP Units of such election, and shall afford such holders the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each LTIP Unit held by such holder into Common Units in connection with such Transaction. If a holder of LTIP Units fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each LTIP Unit held by him or her (or by any of his or her transferees) the same kind and amount of consideration that a holder of a Common Unit would receive if such holder of Common Units failed to make such an election.

(c)                                  Subject to the rights of the Partnership and the General Partner under any Vesting Agreement and the terms of any plan under which LTIP Units are issued, the Partnership shall use commercially reasonable efforts to cause the terms of any Transaction to be consistent with the provisions of this Section 1.12 and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any holders of LTIP Units whose LTIP Units will not be converted into Common Units in connection with the Transaction that will (i) contain provisions enabling the holders of LTIP Units that remain outstanding after such Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the Common Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in the Agreement for the benefit of the holders of LTIP Units.

1.13                        Redemption at the Option of the Partnership.  LTIP Units will not be redeemable at the option of the Partnership; provided, however, that the foregoing shall not prohibit the Partnership from (i) repurchasing LTIP Units from the holder thereof if and to the extent such holder agrees to sell such LTIP Units or (ii) converting LTIP Units pursuant to Section 1.8 above.

1.14                        Voting Rights.  Holders of LTIP Units shall have the right to vote on all matters submitted to a vote of the holders of Common Units; holders of LTIP Units and Common Units shall vote together as a single class, together with any other class or series of Partnership Units upon which like voting rights have been conferred. In any matter in which the LTIP Units are entitled to vote, including an action by written consent, each LTIP Unit shall be entitled to vote a Percentage Interest equal on a per unit basis to the Percentage Interest represented by each Common Unit.

1.15                        Special Approval Rights.  Except as provided in Section 1.14 above, holders of LTIP Units shall only (a) have those voting rights required from time to time by non-waivable provisions of applicable law, if any, and (b) have the additional voting rights that are expressly set forth in this Section 1.15. The General Partner and/or the Partnership shall not, without the affirmative vote of holders of more than 50% of the then outstanding LTIP Units affected thereby, given in person or by proxy, either in writing or at a meeting (voting separately as a class), take any action that would materially and adversely alter, change, modify or amend, whether by merger, consolidation or otherwise, the rights, powers or privileges of such LTIP Units, subject to the following exceptions: (i) no separate consent of the holders of LTIP Units will be required if and to the extent that any such alteration, change, modification or amendment would equally, ratably and proportionately alter, change, modify or amend the rights, powers or privileges of the Common Units (in which event the holders of LTIP Units shall only have such voting rights, if any, as expressly provided for in the Agreement, in accordance with Section 1.14 above); (ii) with respect to any merger, consolidation or other business combination or reorganization, so long as either (w) the LTIP Units are converted into Common Units immediately prior to the effectiveness of the transaction, (x) the holders of LTIP Units either will receive, or will have the right to elect to receive, for each LTIP Unit an amount of cash, securities, or other property equal to the greatest amount of cash, securities or other property paid to a holder of one Common Unit in consideration of one Common Unit pursuant to the terms of such transaction, (y) the LTIP Units remain outstanding with the terms thereof materially unchanged, or (z) if the Partnership is not the surviving entity in such transaction, the LTIP Units are exchanged for a security of the surviving entity with terms that are materially the same with respect to rights to allocations, distributions, redemption, conversion and voting as the LTIP Units and without any income, gain or loss expected to be recognized by the holder upon the exchange for U.S. federal income tax purposes (and with the terms of the Common Units or such other securities into which the LTIP Units (or the substitute security therefor) are convertible materially the same with respect to rights to allocations, distributions, redemption, conversion and voting), such merger, consolidation or other business combination or reorganization shall not be deemed to materially and adversely alter, change, modify or amend the rights, powers or privileges of the LTIP Units, provided further, that if some, but not all, of the LTIP Units are converted into Common Units immediately prior to the effectiveness of the transaction (and neither clause (y) or (z) above is applicable), then the consent required pursuant to this Section will be the consent of the holders of more than 50% of the LTIP Units to be outstanding following such conversion; (iii) any creation or issuance of Partnership Units (whether ranking junior to, on a parity with or senior to the LTIP Units in any respect, which either (x) does not require the consent of the holders of Common Units or (y) does require such consent and is authorized by a vote of the holders of Common Units and LTIP Units voting together as a single class pursuant to Section 1.15 above, together with any other class or series of units of limited partnership interest in the Partnership upon which like voting rights have been conferred, shall not be deemed to materially and adversely alter, change, modify or amend the rights, powers or privileges of the LTIP Units; and (iv) any waiver by the Partnership of restrictions or limitations applicable to any outstanding LTIP Units with respect to any holder or holders thereof shall not be deemed to materially and adversely alter, change, modify or amend the rights, powers or privileges of the LTIP Units with respect to other holders.

1.16                        The foregoing voting provisions will not apply if, as of or prior to the time when the action with respect to which such vote would otherwise be required to be taken or be effective, all outstanding LTIP Units shall have been converted and/or redeemed, or provision is made for such redemption and/or conversion to occur as of or prior to such time.

[End of text]